Exhibit 10.5

GROUND LEASE
BETWEEN
TESORO REFINING AND MARKETING COMPANY,
AS LANDLORD,
AND
TESORO LOGISTICS OPERATIONS LLC,
AS TENANT

Anacortes Rail Facility

GROUND LEASE
This Ground Lease (the “Lease”) is entered into as of November 15, 2012, between TESORO REFINING AND MARKETING COMPANY, a Delaware corporation (“Landlord”), and TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company (“Tenant”).
A.    Landlord is the owner of a petrochemical refinery situated in Skagit County, Washington, situated upon that certain real property more particularly described on Exhibit A attached hereto and incorporated herein by reference (the “Refinery”).
B.    Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the portion of the Refinery shown in the shaded area on Exhibit B attached hereto and incorporated herein by reference (with the exception of the improvements situated thereon, which the parties acknowledge hereby are owned by Tenant) (the “Premises”). The parties agree to supplement Exhibit B to add a legal description of the Premises once that has been prepared.
C.    The Premises are the location of certain existing rail facilities (the “Rail Facility” or “Rail Facilities,” as the context requires). In order for Tenant to have access to the Premises to operate the Rail Facility, and for pedestrian and vehicular ingress and egress thereto and for certain utilities, Tenant must enter upon a portion of the Refinery. In order to allow for such access, Landlord is granting to Tenant an easement in connection with this Ground Lease.
ARTICLE 1. DEMISE OF PREMISES AND GRANT OF ACCESS EASEMENT
1.01    Demise of Premises. In consideration of the mutual covenants and agreements of this Lease, and other good and valuable consideration, Landlord demises and leases to Tenant, and Tenant leases from Landlord, the Premises.
1.02    Access Easement. Tenant is hereby granted the right of ingress and egress to and from the Premises over and across the Refinery, as reasonably needed by Tenant in order to operate the Rail Facility (the “Access Easement”). Landlord shall have the right to designate a reasonable course through which Tenant and its employees, agents, contractors and invitees must follow across the Refinery in order to access the Premises, and to otherwise establish reasonable restrictions upon Tenant’s use of the Refinery for access to the Premises pursuant to Article 7 hereof.
ARTICLE 2. LEASE TERM
2.01    Fixed Beginning and Termination Date. The term of this Lease is ninety-nine (99) years, beginning on November 15, 2012 (“Commencement Date”), and ending on November 14, 2111, unless terminated sooner as provided in this Lease.
2.02    Termination.
(a)    This Lease will terminate without further notice when the term specified in Section 2.01 expires, and any holding over by Tenant after that term expires will not constitute a renewal of the Lease or give Tenant any rights under the Lease in or to the Premises.

(b)    In the event this Lease terminates for any reason, the Access Easement shall also terminate automatically.
2.03    Holdover. If Tenant holds over and continues in possession of the Premises after the Lease term, Tenant will be considered to be occupying the Premises at will, subject to all the terms of this Lease.
ARTICLE 3. RENT
The parties acknowledge that rent for the entire Lease term has been paid in full in advance, in accordance with the terms of that certain Contribution, Conveyance and Assumption Agreement dated as of the date hereof by and among Tesoro Corporation, Tesoro Companies, Inc., Landlord, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tenant, as amended, restated, modified or supplemented from time to time (the “Contribution Agreement”).
ARTICLE 4. TAXES
4.01    Payment of Real Property Taxes by Tenant. After the Commencement Date, Landlord shall endeavor to effectuate the recognition of the Premises by the appropriate taxing entities as a separate parcel for purposes of the assessment of Taxes (as hereinafter defined), and Tenant shall cooperate with Landlord in all reasonable respects in this regard. If Landlord is unable to cause the Premises to be separately assessed, then Landlord shall work with Skagit County to cause the County, if possible, with respect to each tax parcel on which any portion of the Premises are located, to make an allocation between the area leased by Tenant and the area retained by Landlord. For any parcel of the Refinery that is currently designated as having an “Open Space Farm and Agricultural” use, Tenant will be responsible for the payment of all taxes, penalties and interest that becomes due and payable based on a change in use, and will pay such amount to Landlord (or directly to Skagit County, if so directed) within thirty (30) days of the delivery of Landlord’s invoice therefor accompanied by reasonably detailed supporting documentation. If Skagit County is able to make an allocation between “Open Space Farm and Agricultural” use and commercial uses with respect to any tax parcel that is currently designated for such open use, then Landlord will be responsible for the payment of taxes for that portion of the parcel that continues to be designated for open use, and Tenant shall be responsible for the payment of taxes for that portion of the parcel that is newly designated for commercial uses; such allocation may not be evident on tax statements received from Skagit County, but may be available through the Skagit County Assessor’s Office. With respect to any parcel on which improvements are located, but with respect to which there has not been a segregation made by Skagit County, the parties shall make good faith efforts to allocate the value of the improvements between those owned by Landlord and those owned by Tenant, so as to appropriately allocate the liability for taxes payable based on the value of the improvements. Unless and until the Premises are separately assessed for taxing purposes, Tenant will pay to Landlord that portion of the real property taxes, general and special assessments, and other governmental charges of any kind (the “Real Property Taxes”) levied on or assessed against the Refinery which are allocable to the Premises, as more particularly described herein, within thirty (30) days following the delivery of Landlord’s invoice therefor accompanied by reasonably detailed supporting documentation. Landlord reserves all rights to contest, protest or challenge the Taxes by appropriate proceedings, and Tenant shall cooperate with Landlord in connection therewith in all reasonable respects.
4.02    Payment of Personal Property Taxes. Tenant shall pay, before they become delinquent, all personal property taxes, assessments and other governmental charges assessed against any equipment or other personal property of Tenant situated on the Premises. Effective as of the Commencement Date, such personal property and equipment is being transferred by Landlord to Tenant by Bill of Sale, the form of which is attached to the Contribution Agreement.
4.03    Taxes During First and Last Years. Real Property Taxes payable by Tenant under Section 4.01 above for the first and last years of this Lease shall be pro-rated between Landlord and Tenant based on the number of days this Lease is in effect during the applicable year compared to 365 days. Personal Property taxes payable by Tenant under Section 4.02 above for the year in which the conveyance of such personal property occurs shall be pro-rated between Landlord and Tenant based on the tax bill for calendar year 2012.
ARTICLE 5. UTILITIES
The parties acknowledge that as of the Commencement Date, the utilities serving all or a portion of the Premises and some of the improvements located thereon, being electricity, water, and septic system (the “Utilities”) are interconnected to Landlord’s utility infrastructure at the Refinery. The provisions of this Article 5 shall be subject to the terms of that certain Amended and Restated Operational Services Agreement dated as of the date hereof by and among Tesoro Corporation, Tesoro Companies, Inc., Landlord, Tesoro Alaska Company, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tenant, as amended, restated, modified or supplemented from time to time (the “Operational Services Agreement”), and for so long as the Operational Services Agreement is in effect between the parties, the provisions of that agreement shall control in the event that its terms and the terms of this Article 5 are inconsistent with one another. In the event that the Operational Services Agreement is no longer in effect, the terms of this Article 5 shall control.
The parties agree that the Premises shall be separately metered for electricity as soon as reasonably practicable following the Commencement Date hereof. All costs required to effectuate such separate metering shall be borne equally by Landlord and Tenant. The parties shall cooperate with each other in all reasonable respects in connection therewith. Thereafter Tenant shall pay all charges for electricity serving the Premises directly to the Utility provider. Until such time as electricity is separately metered to the Premises, electricity to the Premises shall continue to be interconnected to Landlord’s utility infrastructure, and shall be provided to Tenant and paid for in the same manner and subject to the same conditions as all other Utilities are provided to Tenant. With regard to electricity until it is separately metered and with regard to all other Utilities, Tenant shall pay Landlord for Tenant’s usage thereof (without any surcharge being added by Landlord for overhead) in amounts as reasonably determined by Landlord, subject to Tenant’s reasonable approval. Such payment shall be due within thirty (30) days following delivery of Landlord’s invoice therefor accompanied by reasonably detailed support. Landlord shall not invoice Tenant for Utility usage more frequently than monthly. The following restrictions shall apply with respect to Tenant’s usage of Landlord’s oily water sewer system: (i) only wastewaters containing only water and petroleum products may be discharged therein, (ii) only wastewaters generated from Tenant’s operations on the Premises may be discharged therein, (iii) Tenant shall comply with all applicable laws, rules and regulations regarding the use thereof and the discharge of substances therein, and (iv) the daily volume of oily water discharged therein may not materially exceed the volume of the typical daily discharge therein resulting from Landlord’s operation of the Refinery prior to the Commencement Date. Landlord shall have no obligation to provide telephone service to the Premises or any other utility service of any kind except as set forth in this paragraph. Landlord shall in no event be liable or responsible for any cessation or interruption in, or damage caused by, any utility services provided to the Premises, whether by Landlord or otherwise, unless the cessation or interruption results from Landlord’s intentional misconduct or gross negligence.
ARTICLE 6. USE OF PREMISES
6.01    Permitted Use. Tenant may use the Premises only as the Rail Facility, and the buildings located on the Premises may be used only as administrative offices related to the operation and maintenance of the Rail Facility (collectively, the “Permitted Use”).
6.02    Assignment of Certain Agreements. Landlord, in connection with its operation of the Rail Facility prior to the date of this Lease, has entered into the following agreements: (i) that certain Locomotive and Telemetry Device Use and Liability Agreement between Landlord and BNSF Railway Company dated September 1, 2012 (the “LULA”); (ii) that certain Industry Track Agreement between Landlord and BNSF Railway Company dated August 31, 2012 (the “Industry Track Agreement”); and (iii) that certain Master Service Agreement (Agreement No. 0600-27192) between Landlord and Savage Services Corporation dated July 3, 2007 (the “Master Service Agreement,” and together with the LULA and the Industry Track Agreement, the “Contracts for Assignment”). The Contracts for Assignment are essential for the operation of the Rail Facility. Accordingly, the parties shall take the following actions concurrent with the execution and delivery of this Lease:
(a)    Assignment of LULA. In accordance with Section 11 of the LULA, Landlord shall assign to Tenant, and Tenant shall assume and agree to be bound by the terms of, the LULA, and to carry out the same, the parties shall execute and deliver to BNSF Railway Company an Assignment and Assumption Agreement in the form previously agreed to by Landlord and BNSF Railway company.
(b)    Assignment of Industry Track Agreement. To the extent that it applies to the tracks designated as Clics 2908, 2909, 2910, 2911, 2912, 2913 and 2914, and in accordance with Section 12 of the Industry Track Agreement, Landlord shall assign to Tenant, and Tenant shall assume and agree to be bound by the terms of, the Industry Tract Agreement, and to carry out the same, the parties shall execute and deliver to BNSF Railway Company an Assignment and Assumption Agreement in the form previously agreed to by Landlord and BNSF Railway company.
(c)    Assignment of Master Service Agreement. To the extent that it applies to the Rail Facility, and as contemplated by that certain Strategic Sourcing Rider No. 4 to the Master Service Agreement (“Rider No. 4”) dated June 1, 2012 (to which Tenant, as well as Landlord, is a party), Landlord hereby assigns to Tenant and Tenant hereby assumes and agrees to be bound by the obligations of the “Company,” under the Master Service Agreement and Rider No. 4. If any additional documents are required to evidence such assignment and assumption, the parties agree to cooperate with one another and to deliver such documents to Savage Services Corporation.
ARTICLE 7. COMPLIANCE WITH LAWS, SAFETY REQUIREMENTS AND SECURITY REQUIREMENTS; SECURING GOVERNMENTAL PERMITS
7.01    Compliance with Safety Requirements. In use of the Premises and the exercise of its rights hereunder, Tenant shall conduct safe operations and shall comply with all applicable federal, state, and local rules, regulations and orders and Landlord’s job-site rules and regulations regarding safety, health and fire protection as long as such rules and regulations are no more rigid than those that are applicable to the Refinery and are not in conflict with the rights of BNSF Railway Company under the LULA and the Industry Track Agreement. Landlord shall provide Tenant with copies of all manuals, pamphlets and brochures and obtain other information regarding Landlord’s safety and emergency policies, procedures and rules. Tenant shall familiarize itself and its employees, agents, contractors and invitees with such safety and emergency information. Tenant shall provide all such appropriate protective equipment and clothing as may be required, and all persons accessing the Premises shall wear such required protective equipment and clothing at all times while thereon. Tenant will use the Premises in a manner that will not unreasonably interfere with Landlord’s operations of the Refinery or create an unreasonable safety risk or hazard. No smoking or open flame or matches or lighters shall be permitted on the Refinery without Landlord’s express prior approval; provided, however, Tenant shall be permitted to perform “hot work” in connection with its operation and maintenance of the equipment situated on the Premises without Landlord’s consent; provided that Tenant shall notify Landlord prior to the commencement thereof and cooperate with Landlord in all reasonable respects to assure that such work is performed in a safe and sound manner. Tenant shall ensure that the Premises is at all times kept free of waste and is left clean and orderly. Equipment placement and material storage shall be at locations satisfactory to Landlord. Landlord shall have no duty to monitor compliance by Tenant or any contractors, employees or other third parties with any safety rules, regulations or requirements; provided, however, if Landlord becomes aware of any such violation of safety rules, regulations or requirements, Landlord may require Tenant to correct violations immediately, and in the event of aggravated or repeated violations, Landlord may refuse to allow any person or persons committing such violations to have continuing access to either the Refinery or the Premises. Tenant shall use commercially reasonable efforts to prevent and minimize hazardous conditions arising as a result of its use of the Premises. Landlord shall promptly correct any unsafe or hazardous condition on the Refinery caused by Landlord or its agents of which Landlord is aware or is made aware, or which could materially interfere with Tenant’s use of the Premises.
7.02    Security Requirements. Tenant and its employees, agents, invitees and contractors shall comply with Landlord’s security requirements applicable to the Refinery and shall obey the applicable directions of Landlord’s security personnel and contractors as long as same are in accordance with Landlord’s security requirements for the Refinery. Landlord may impose reasonable restrictions and limitations upon access to all or any portion of the Refinery, including restrictions as to time and place of access at any particular time or location to the extent it does not materially interfere with Tenant’s use of the Premises. All persons shall abide by all such restrictions and limitations. Tenant’s access may be denied as reasonably necessary in the event of an emergency situation at the Refinery regardless of whether such denial of access interferes with Tenant’s use of the Premises. Any person found in violation of any such restrictions and limitations may be removed from the Refinery, and Landlord may refuse to allow such person any further access to the Refinery. Unless otherwise specifically provided in writing, Landlord shall have no duty to provide any security for protection of the persons or property of Tenant or any contractors, employees, agents or invitees.
7.03    Maintenance of the Premises. Tenant shall at all times keep the Rail Facility and other improvements located on the Premises in good operating condition and repair. Additionally, Tenant shall keep the Premises and any other portion of the Refinery used by Tenant pursuant to this Lease free from accumulations of waste material or rubbish resulting from Tenant’s use thereof, and Tenant shall remove at its own expense all temporary structures, rubbish and waste materials resulting therefrom. Tenant shall take all commercially reasonable steps to eliminate or minimize the use, storage or generation of Hazardous Substances in connection with the use of the Premises. Tenant shall be responsible for safely and properly handling, removing and disposing of all Solid Wastes and Hazardous Substances used, stored or generated in conjunction with any use of the Premises. Upon completion of any work on or about the Premises, Tenant shall leave the work site in a clean and orderly condition, free from trash, rubbish, debris and other wastes. “Solid Wastes,” as used herein, shall mean, without limitation, those waste materials not otherwise defined by federal, state or local law or ordinance as being hazardous, including, without limitation, “universal wastes” as defined in 40 CFR 273 and “used oil” as defined in 40 CFR 260. “Hazardous Substances,” as used herein, shall have the same meaning as is provided in 40 CFR 300.5 (but including petroleum, including crude oil or any fraction thereof). Tenant shall use commercially reasonable efforts to reduce and minimize accidents arising in connection with use of the Premises and shall promptly report to Landlord all accidents or occurrences resulting in lost‑time injuries to Tenant’s employees or third parties and damage to Landlord’s property or third parties arising out of Tenant’s use of the Premises. Tenant shall promptly report any governmental inspections relative to operations conducted by Tenant on the Premises as well as the Refinery and the result of such inspections. Where advance notice of an inspection is given, Tenant shall promptly notify Landlord of the same. Tenant shall inform Landlord of any notices, warnings, or asserted violations issued by any governmental agencies relative to any activities performed by Tenant on the Refinery.
7.04    Illegal Substances; Firearms. The possession, use, manufacture, distribution, transfer of, or being under the influence of, any unauthorized, prohibited, illegal or controlled substance, or drug paraphernalia, or possession of any firearm, weapon, explosive or ammunition is prohibited on the Refinery. As used in this provision, “substance” refers to alcohol, drug(s), chemical(s), illegal or prescribed, that may be inhaled, injected, absorbed or taken by mouth that may, in the Landlord’s opinion, impair an individual. Tenant shall not allow and shall take all steps reasonably necessary to prevent the possession of any unauthorized, prohibited, illegal, or controlled substance, illegal weapon or firearm by one of its employees, agents, contractors or invitees on the Refinery. Any employees, agents, invitees or contractors of Tenant who violate this prohibition are subject to immediate removal from the Refinery and such removal shall not constitute any cause for claim or damages against Landlord, and Landlord may prevent such persons from returning to the Refinery. Prohibited items and substances may be confiscated and transferred to appropriate law enforcement authorities. Exclusion of the offending individual from the Refinery as provided in this Section 7.04 shall be the sole remedy of Landlord for any breach or violation set forth in this Section 7.04.
7.05    Compliance with Laws. Tenant and its employees, agents and invitees shall comply with all applicable federal, state, and local laws, rules, regulations and orders in use of the Premises. Tenant shall secure and maintain current all required permits, licenses, certificates, and approvals relating to its use of the Premises. Landlord shall comply with all applicable federal, state, and local laws, rules, regulations and orders pertaining to the operation of the Refinery and the Premises to the extent reasonably necessary to enable Tenant to exercise its rights provided hereunder.
7.06    Emergencies. In the event of any emergency occurring on or about the Premises, Landlord and Tenant shall diligently cooperate in good faith to appropriately manage the emergency situation in a timely and effective manner. Such cooperation shall include, but not be limited to, providing of necessary access to all portions of the Premises and the improvements thereon.
ARTICLE 8. CONSTRUCTION BY TENANT
8.01    General Conditions. Tenant may, at any time and from time to time during the Lease term, erect, maintain, alter, remodel, reconstruct, rebuild, replace, and remove buildings and other improvements on the Premises, subject to the following:
(a)    Tenant bears the cost of any such work.
(b)    The Premises must at all times be kept free of mechanics’ and materialmens’ liens.
(c)    Landlord must be notified of the time for beginning and the general nature of any such work, other than routine maintenance of existing buildings or improvements, at the time the work begins.
(d)    The conditions of Section 8.02 concerning Landlord’s approval of plans must be followed.
(e)    Such work is reasonably necessary for Tenant’s permitted operations on the Premises.
8.02    Landlord's Approval of Plans. The following rules govern Landlord’s approving construction, additions, and alterations of buildings or other improvements on the Premises:
(a)    Written Approval Required. No building or other improvement may be constructed on the Premises unless the plans, specifications, and proposed location of the building or other improvement have received Landlord’s written approval, which shall not be unreasonably withheld, conditioned or delayed, and the building or other improvement complies with the approved plans, specifications, and proposed location. No material addition to or alteration of any building or structure erected on the Premises may be begun until plans and specifications covering the proposed addition or alteration have been first submitted to and approved by Landlord, which shall not be unreasonably withheld, conditioned or delayed.
(b)    Submission of Plans. With respect to any construction, additions or alterations for which Landlord’s approval is required under Section 8.02(a) above, Tenant must submit two (2) copies of detailed working drawings, plans, and specifications for any such projects for Landlord’s approval before the project begins.
(c)    Landlord’s Approval. Landlord will promptly review and approve all plans submitted under Section 8.02(b) above or note in writing any required changes or corrections that must be made to the plans. Any required changes or corrections must be made, and the plans resubmitted to Landlord, within twenty (20) days after the corrections or changes have been noted. Landlord’s failure to object to the resubmitted plans and specifications within twenty (20) days constitutes its approval of the changes. Minor changes in work or materials not affecting the general character of the building project may be made at any time without Landlord’s approval, but a copy of the altered plans and specifications must be furnished to Landlord.
(d)    Exception to Landlord’s Approval. The following items do not require submission to, and approval by, Landlord:
(i)    Minor repairs and alterations necessary to maintain existing structures and improvements in a useful state of repair and operation.
(ii)    Changes and alterations required by an authorized public official with authority or jurisdiction over the buildings or improvements, to comply with legal requirements.
(e)    Effect of Approval. Landlord, by approving the plans and specifications, assumes no liability or responsibility for the architectural or engineering design or for any defect in any building or improvement constructed from the plans or specifications.
8.03    Ownership of Buildings, Improvements and Fixtures. Any buildings, improvements, additions, alterations, and fixtures existing, constructed, placed or maintained on any part of the Premises during the Lease term are considered part of the real property of the Premises but shall be and remain the property of Tenant during the Lease term, including all rail lines and equipment related to the Rail Facility situated on the Premises as of the Commencement Date or hereafter placed on the Premises by Tenant. In addition to Landlord’s right of entry set forth in Section 17.01 hereof, Landlord shall have the right upon not less than twenty-four hours’ notice to Tenant (except in the case of emergencies, in which no prior notice is required) to enter upon the Premises for the purposes of inspecting, maintaining, repairing, modifying and/or replacing all or any portion of the Rail Facilities located thereon, to the extent that Tenant has failed to do so and such failure to complete the maintenance, repair, modification or replacement is in violation of Tenant’s obligations hereunder. To the extent that any such maintenance, repair, modification or replacement is undertaken by Landlord, Tenant shall reimburse Landlord for all costs incurred, within thirty (30) day following receipt of an invoice from Landlord detailing such amounts.

8.04    Right to Remove Tenant’s Property. Tenant may, at any time while it occupies the Premises, remove any furniture, machinery, equipment, fixtures or other improvements owned or placed by Tenant in, under, or on the Premises, so long as such removal does not result in the violation of any terms of this Lease; provided, however, before Tenant may remove any railroad tracks from the Premises, Tenant must give Landlord written notice at least six (6) months before the date that it intends to remove such railroad tracks, and such notice must specify the tracks that are intended to be removed. Following receipt of such notice, Landlord shall have the right, within ninety (90) days after receipt of the notice of intent to remove railroad tracks, and instead of allowing Tenant to remove such tracks, to give Tenant a Recapture Notice (as defined in Article 19 below) and to terminate this Lease in the same manner as is specified in Article 19 below (which applies in the event of Tenant’s failure or election not to operate the Rail Facility located on the Premises for a period of more than two (2) years). If this Lease has not been terminated prior to its stated expiration date, then at least six (6) months before the stated expiration date, Landlord shall give written notice to Tenant informing it of any improvements or other property located on the Premises that Landlord will require Tenant to remove, and if so, specifying which improvements or property are to be removed (the “Removal Notice”). Tenant shall, at its sole cost and expense, cause those improvements and property specified by the Removal Notice to be removed from the Premises, and cause any damage to the Premises resulting therefrom to be repaired and the Premises restored to a safe condition, prior to the expiration of the Lease term. Upon termination of this Lease, all such property and improvements remaining on the Premises shall become the property of Landlord, and Landlord may keep, change or dispose of such property and improvements in Landlord’s sole and absolute discretion, without any liability to Tenant therefor. If Tenant has failed to remove any improvements or property as required by the Removal Notice or has failed to repair and restore the Premises as required by terms of this Section 8.04, then Tenant shall pay to Landlord the actual costs incurred by Landlord to do so.
ARTICLE 9.    ENCUMBRANCE OF LEASEHOLD ESTATE
9.01    Tenant's Right to Encumber. Tenant may, at any time and from time to time, encumber the leasehold interest, by deed of trust, mortgage, or other security instrument, without obtaining Landlord’s consent, but no such encumbrance constitutes a lien on Landlord’s fee title. The indebtedness secured by the encumbrance will at all times be and remain inferior and subordinate to all the conditions, covenants, and obligations of this Lease and to all Landlord’s rights under this Lease. References in this Lease to “'Lender'” refer to any person or entity to whom Tenant has encumbered its leasehold interest.
9.02    Notices to Lender. At any time after execution and recordation in Skagit County, Washington, of any mortgage or deed of trust encumbering Tenant’s leasehold interest, Lender shall notify Landlord in writing that the mortgage deed of trust has been given and executed by Tenant and furnish Landlord with the address to which copies of all notices to Tenant by Landlord are to be mailed. Landlord must mail to Lender, at the addresses given, copies of all written notices that Landlord gives or serves on Tenant under the terms of this Lease after receiving such notice from Lender.

9.03    Lender’s Consent Required for Modification. Landlord and Tenant will neither modify in any material respect nor terminate this Lease by mutual consent without Lender’s written consent.
9.04    Lender’s Right to Prevent Forfeiture. Lender may do any act required of Tenant to prevent forfeiture of Tenant’s leasehold interest; all such acts are as effective to prevent a forfeiture of Tenant’s rights under this Lease as if done by Tenant.
9.05    Lender’s Right to Foreclose. Lender may realize on the security afforded by the leasehold estate by exercising foreclosure proceedings or power of sale or other remedy afforded in law or equity or by the security documents and may transfer, convey, or assign Tenant’s title to the leasehold estate created by this Lease to any purchaser at any such foreclosure sale. Lender also may acquire and succeed to Tenant’s interest under this Lease by virtue of any such foreclosure sale. Lender will not be or become liable to Landlord as an assignee of this Lease or otherwise unless it assumes such liability in writing, and no assumption may be inferred from or result from foreclosure or other appropriate proceedings in the nature of foreclosure or as the result of any other action or remedy provided for by the mortgage or deed of trust or other instrument or from a conveyance from Tenant under which the buyer at foreclosure or grantee acquires Tenant’s rights and interest under this Lease. Any purchaser of the property at a foreclosure sale becomes obligated to Landlord as the Tenant under the Lease, and such party must be satisfactory to Landlord, in Landlord’s sole and absolute discretion, such that it will be in a position to provide the services required of Tenant hereunder, and that each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease, shall not be impaired or diminished as of result of such assignment of the leasehold interest.
ARTICLE 10. REPAIRS, MAINTENANCE, AND RESTORATION
10.01    Tenant's Duty to Maintain and Repair. At all times during the Lease term, Tenant will keep and maintain, or cause to be kept and maintained, all buildings and improvements erected on the Premises in a good state of appearance and repair (except for reasonable wear and tear) at Tenant’s own expense, in compliance with the terms of that certain Anacortes Track Use and Throughput Agreement dated as of the date hereof (as the same may be amended, modified and/or extended from time to time) by and between Landlord and Tenant (the “Track Use Agreement”) and the provisions of Section 7.01 above.
10.02    Damage or Destruction. As long as the Refinery has not permanently ceased operations, if any building or improvement constructed on the Premises is damaged or destroyed by fire or any other casualty, regardless of the extent of the damage or destruction, Tenant must, within six (6) months from the date of the damage or destruction, begin to repair, reconstruct, or replace the damaged or destroyed buildings or improvement and pursue the repair, reconstruction, or replacement with reasonable diligence so as to restore the buildings or improvements to substantially the condition they were in before the casualty (or such other condition that is of like utility and approved in advance by Landlord). But if beginning or completing this restoration is prevented or delayed by war, civil commotion, acts of God, strikes, governmental restrictions or regulations, or interferences, fire or other casualty, or any other reason beyond Tenant’s control, whether similar to any of those enumerated or not, the time for beginning or completing the restoration (or both) will automatically be extended for the period of each such delay.
ARTICLE 11. MECHANICS' LIENS
Tenant will not cause or permit any mechanics’ liens or other liens to be filed against the fee of the Premises or against Tenant’s leasehold interest (excluding any leasehold mortgage) in the land or any buildings or improvements on the Premises by reason of any work, labor, services, or materials supplied or claimed to have been supplied to Tenant or anyone holding the Premises or any part of them through or under Tenant. If such a mechanics’ lien or materialmens’ lien is recorded against the Premises or any buildings or improvements on them, Tenant must either cause it to be released or, if Tenant in good faith wishes to contest the lien, take timely action to do so, at Tenant’s sole expense. If Tenant contests the lien, Tenant will indemnify Landlord and hold it harmless from all liability for damages occasioned by the lien or the lien contest and will, in the event of a judgment of foreclosure on the lien, cause the lien to be discharged and released before enforcement of the judgment is completed.
ARTICLE 12. CONDEMNATION
12.01    Parties’ Interests. If the Premises or any part of them are taken for public or quasi-public purposes by condemnation as a result of any action or proceeding in eminent domain, or are transferred in lieu of condemnation to any authority entitled to exercise the power of eminent domain, this article governs Landlord’s and Tenant’s interests in the award or consideration for the transfer and the effect of the taking or transfer on this Lease.
12.02    Total Taking—Termination. If the entire Premises are taken or so transferred as described in Section 12.01, this Lease and all of the rights, titles, and interests under it will cease on the date that title to the Premises or part of them vests in the condemning authority.
12.03    Partial Taking—Termination. If only part of the Premises is taken or transferred as described in Section 12.01, Tenant may terminate this Lease by providing notice of termination to Landlord within a reasonable time after title to the portion of the Premises taken or transferred vests in the condemning authority.
12.04    Allocation of Condemnation Award.
(a)    Lease Not Terminated. In the event of a condemnation of any portion of the Premises and if this Lease is not terminated, the award paid by the condemning authority (after payment of expenses incurred in connection with collecting the same) shall be allocated as follows:
(i)    First, Tenant shall receive so much of the award as is necessary to restore the Improvements and for the value of the Improvements taken; and
(ii)    Second, Landlord shall receive the balance of the award.

(b)    Lease Terminated. In the event of a condemnation and this Lease is terminated as herein provided, the parties shall use reasonable efforts to cause the condemning authority to make separate awards to Landlord, on the one hand, and Tenant, on the other hand, as to their respective interests. If the condemning authority does not make such separate awards, then the award paid by the condemning authority (after payment of expenses incurred in connection with collecting the same) shall be divided between Landlord and Tenant so that each party shall receive that portion of the award which bears the same proportion of the total award as the value of such party’s interests in the Premises bears to the total value of all interests in the Premises. The value of Landlord’s interests shall include the value of the land; the value of Landlord’s interest in this Lease had the Premises not been condemned, including the right to receive payment of all sums required to be paid by Tenant to Landlord hereunder for the remainder of the Lease term; and the value of Landlord’s residual right to the improvements located on the Premises upon termination of this Lease. The value of Tenant’s interest shall include the value of the improvements located on the Premises reduced by the value of Landlord’s reversionary interest therein; and the value of Tenant’s leasehold estate hereunder had the Premises not been condemned, including the right to use and occupy the Premises for the remainder of the Lease term subject to the obligation of Tenant to pay the amounts due hereunder. Tenant shall be entitled to claim in any condemnation proceedings such award as may be allowed for relocation costs or other consequential damages, but only to the extent that the same shall not reduce, and shall be in addition to, the award for the Premises and the improvements located on the Premises.
ARTICLE 13. INSURANCE AND INDEMNIFICATION; ENVIRONMENTAL LIABILITIES
13.01    Insurance on Buildings and Improvements. At all times during the Lease term, Tenant will keep all buildings and other improvements located or being constructed on the Premises insured against loss or damage by fire, with extended-coverage endorsement or its equivalent. This insurance is to be carried by insurance companies authorized or admitted to transact business in the State of Washington, selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. The insurance must be paid for by Tenant and will be in amounts not less than eighty percent (80%) of the full insurable value of the buildings and other improvements.
13.02    Liability Insurance. At all times during the Lease term, Tenant will provide and keep in force liability insurance covering Landlord and Tenant for liability for property damage and personal injury. This insurance is to be carried by one or more insurance companies duly authorized or admitted to transact business in the State of Washington, selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed and will be paid for by Tenant. The insurance provided under this section must be in the amount of not less than $5,000,000 per occurrence and $5,000,000 in the aggregate. This insurance will protect Landlord and Tenant against liability to any employees or servants of Tenant and to any other person or persons whose property damage or personal injury arises out of or in connection with the occupation, use, or condition of the Premises.

13.03    Insurance Certificates. Notwithstanding the provisions of Sections 13.01 and 13.02, Tenant may self-insure during the term of this Lease as long as Tenant has a net worth of greater than or equal to $50,000,000 (the “Minimum Net Worth”). If Tenant elects not to self‑insure, or if at any time Tenant’s net worth becomes less than the Minimum Net Worth, Tenant shall maintain the coverages required under Sections 13.01 and 13.02. At any time when Tenant cannot self-insure hereunder, Tenant must furnish Landlord with certificates of all insurance required by this article. If Tenant does not keep this insurance in full force, Landlord may notify Tenant of this failure, and if Tenant does not deliver to Landlord certificates showing all such insurance to be in full force within thirty (30) days after this notice, Landlord may, at its option, take out or pay the premiums on the insurance needed to fulfill Tenant’s obligations under this Article 13. On Landlord’s demand, Tenant must reimburse Landlord the full amount of any insurance premiums paid by Landlord under this section, with interest at the rate of ten percent (10%) annually from the date of Landlord’s demand until reimbursement by Tenant.
13.05    Indemnification.
(a)    Subject to Section 13.07 below, Landlord and Tenant agree to the following indemnifications and procedures: The provisions of this Section 13.05(a) shall not apply with respect to those matters described in Section 13.06 below. Tenant will release, defend, protect, indemnify, and hold harmless Landlord and each of its respective affiliates, officers, directors, shareholders, agents, employees, successors-in-interest and assignees (each individually, a “Landlord Indemnitee”, and collectively, the “Landlord Indemnitees”), from and against any and all demands, claims (including third-party claims), losses, costs, suits, or causes of action (including, but not limited to, any judgments, losses, liabilities, fines, penalties, expenses, interest, reasonable legal fees, costs of suit, and damages, whether in law or equity and whether in contract, tort, or otherwise) for or relating to (1) personal or bodily injury to, or death of the employees of any Landlord Indemnitee and, as applicable, its carriers, customers, representatives, and agents; (2) loss of or damage to any property, products, material, and/or equipment belonging to any Landlord Indemnitee and, as applicable, its carriers, contractors, customers, representatives, and agents, and each of their respective affiliates, contractors, and subcontractors; and (3) loss of or damage to any other property, products, material, and/or equipment of any other description, and/or personal or bodily injury to, or death of any other Person or Persons; and with respect to clauses (1) through (3) above, to the extent caused by violations of this Lease by Tenant or its carriers, contractors, customers (other than the Landlord Indemnitees), representatives, and agents. NOTWITHSTANDING THE FOREGOING, TENANT WILL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS ANY LANDLORD INDEMNITEE FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE BREACH OF CONTRACT, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH LANDLORD INDEMNITEE.
(b)    The provisions of this Section 13.05(b) shall not apply with respect to those matters described in Section 13.06 below. Landlord will release, defend, protect, indemnify, and hold harmless Tenant and each of its respective affiliates, officers, directors, shareholders, agents, employees, successors-in-interest and assignees (each individually, a “Tenant Indemnitee”, and collectively, the “Tenant Indemnitees”) from and against any and all demands, claims (including third-party claims), losses, costs, suits, or causes of action (including, but not limited to, any judgments, losses, liabilities, fines, penalties, expenses, interest, reasonable legal fees, costs of suit, and damages, whether in law or equity and whether in contract, tort, or otherwise) for or relating to (1) personal or bodily injury to, or death of the employees of any Tenant Indemnitee and, as applicable, its carriers, contractors, customers, representatives, and agents; (2) loss of or damage to any property, products, material, and/or equipment belonging to any Tenant Indemnitee and, as applicable, its carriers, contractors, customers, representatives, and agents, and each of their respective affiliates, contractors, and subcontractors; and (3) loss of or damage to any other property, products, material, and/or equipment of any other description, and/or personal or bodily injury to, or death of any other Person or Persons; and with respect to clauses (1) through (3) above, to the extent caused by violations of this Lease by Landlord, or, as applicable, its carriers, customers, representatives, and agents. NOTWITHSTANDING THE FOREGOING, LANDLORD WILL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS ANY TENANT INDEMNITEE FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE BREACH OF CONTRACT, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH TENANT INDEMNITEE.
(c)    THE INDEMNIFICATION PROVISIONS PROVIDED FOR IN THIS LEASE HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND WILL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, OBLIGATIONS, CLAIMS, JUDGMENTS, LOSSES, COSTS, EXPENSES OR DAMAGES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNIFIED PARTY.
(d)    The indemnification obligations contained in this Section 13.05 shall not be limited by any worker’s compensation, benefit or disability laws, and each indemnifying party hereby waives (solely for the benefit of the indemnified party) any immunity that said indemnifying party may have under the Industrial Insurance Act, Title 51 RCW and similar worker’s compensation, benefit or disability laws. LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH OF THE INDEMNIFICATION PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKER’S COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT AND SHALL SURVIVE ANY TERMINATION OF THIS LEASE.

13.06    Environmental Liabilities and Indemnification
(a)    On and after the Commencement Date, Landlord and Tenant shall each respectively be responsible for Environmental Liabilities as provided in this Section 13.06.
(i)    As used in this Lease, “Environmental Liabilities” shall include all obligations, responsibilities, liabilities, costs and expenses caused by, arising from, incurred in connection with, relating in any way to or otherwise required or incurred to achieve or maintain compliance with, Health, Safety and Environmental Laws, as the same are in effect from time to time, including (A) fines and penalties or other criminal sanctions arising by reason of violations of Health, Safety and Environmental Laws; (B) any responsibility for any litigation, threatened litigation or claims arising under or by reason of actual or alleged violations of Health, Safety and Environmental Laws; (C) third party bodily injury or wrongful death claims arising under or by reason of actual or alleged violations of Health, Safety and Environmental Laws; (D) liabilities and obligations with respect to third party property damage claims relating to, arising under, or by reason of actual or alleged violations of Health, Safety and Environmental Laws; and (E) any and all obligations, responsibilities, liabilities, costs and expenses caused by, arising from, incurred in connection with or relating in any way to clean-up, restoration or remediation of any property under Health, Safety and Environmental Laws;
(ii)    As used in this Lease, “Health, Safety and Environmental Laws” shall mean any and all past or present local, state, and federal laws, principles of common law, statutes, ordinances, regulations, rules, orders, permits, standards, or requirements (including consent decrees, judicial decisions, judgments, injunctions and administrative orders issued or approved thereunder), together with all related amendments and implementing regulations and all common law, pertaining to or regulating pollution, environmental protection, health and safety of persons, pipeline safety, natural resource damages, conservation of resources, wildlife, waste management, the use, storage, generation, production, treatment, emission, discharge, remediation, removal, disposal or transport or any other activity related to a toxic or hazardous substance, waste or material (including crude petroleum and its fractions or derivatives thereof), or any other environmental matter, including without limitation: the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et. seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401 et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et. seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 3009(f) et. seq.; the Emergency Planning and Community Right-to-Know Act of 1986, as amended, 42 U.S.C. Section 11001 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et. seq.; and the Hazardous Liquid Pipeline Safety Act, as amended, 49 U.S.C. Section 60101 et. seq.
(iii)    Landlord shall retain and agrees to pay, perform and discharge the following liabilities and obligations (collectively the “Landlord Environmental Liabilities”): any

Environmental Liabilities incurred in connection with or relating to the ownership or operation of the Refinery or related to the existence of asbestos and lead based paint at, on or within the Refinery, including any incidental contamination resulting therefrom. SAVE AND EXCEPT Environmental Liabilities that are proximately caused by a release or discharge of hazardous substances from the Premises on or after the Commencement Date. Tenant shall provide Landlord with reasonable access to (and permission to make copies of) all records and reasonable access to all relevant personnel of the Premises in connection with the defense of any Landlord Environmental Liabilities;
(iv)    Landlord shall retain and agrees to pay, perform and discharge the following liabilities and obligations (collectively the “Landlord Health and Safety Liabilities”): any liabilities or obligations arising under Health, Safety and Environmental Laws with respect to or in connection with the disposal prior to the Commencement Date by Landlord or any prior owner of the Refinery (or by a third-party at the express direction of Landlord or such prior owner) at any location other than the Refinery of hazardous materials generated as a result of or in connection with the operation of the Refinery.
(v)    Tenant shall assume and agrees to pay, perform and discharge all Environmental Liabilities that are proximately caused by a release or discharge of hazardous substances from the Premises on or after the Commencement Date (collectively the “Tenant Environmental Liabilities”).
(b)    Landlord and Tenant shall provide the environmental indemnifications specified below for Environmental Liabilities:
(i)    Landlord shall indemnify, defend, save and hold harmless the Tenant Indemnified Parties from and against any and all Losses of any kind which are, or which relate to or arise out of Landlord Environmental Liabilities or the Landlord Health and Safety Liabilities; and
(ii)    Tenant shall assume responsibility for, and shall indemnify, defend, save and hold harmless the Landlord Indemnified Parties from and against any and all Losses of any kind which (A) are or relate to or arise out of Tenant Environmental Liabilities, of (B) result from changes in, modifications to or amendments of Health, Safety and Environmental Laws that were in effect prior to the Commencement Date or Health, Safety and Environmental Laws promulgated, made or enacted on or after the Commencement Date.
(c)    As used in this Section 13.06: (i) the term “Landlord Indemnified Parties” shall mean Landlord and its directors, officers, employees, shareholders, partners, counsel, agents, advisors and other representatives and each of the heirs, executors, successors and assigns of any of the foregoing, including without limitation Tesoro Petroleum Corporation; (ii) the term “Tenant Indemnified Parties” shall mean Tenant, its affiliates and their respective directors, officers, employees, shareholders, partners, counsel, agents, advisors and other representatives and each of the heirs, executors, successors and assigns of any of the foregoing; and (iii) the term “Losses” shall mean any and all costs, claims, losses, liabilities, obligations (including corrective and remedial obligations), damages and expenses including reasonable legal fees and expenses, and liability for consequential damages, lost profits, or punitive damages, but excluding any liability to the other party to this Lease for consequential damages, lost profits or punitive damages suffered, incurred or claimed by such other party.
13.07    Limitation on Liability. Neither Landlord nor Tenant will be liable to the other for any lost profits or indirect, special, incidental, consequential or punitive damages, no matter how characterized, relating to this Lease and arising from any cause whatsoever, except with respect to indirect, special, incidental, consequential or punitive damages actually awarded to a third party or assessed by a Governmental Authority and for which a party is properly entitled to indemnification from the other party pursuant to the express provisions of this Lease. For purposes of this Section 13.07, “Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body, port authority, federal or state railroad administration or commission or other authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.
13.08    Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage arising from any cause covered by insurance required to be carried by each of them pursuant to this Lease or any other insurance actually carried by each of them, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and covenants that no insurer shall hold any right of subrogation against such other party. All insurance obtained by either Tenant or Landlord hereunder, especially including the property damage insurance described herein, shall contain appropriate waiver of subrogation rights endorsements whereby the insurer releases all rights of subrogation against both Landlord and Tenant and any and all subleases. Each party shall provide the other with copies of such endorsements upon request.
13.09    Insurance Coverage Requirements. Landlord shall have the right in its sole good faith discretion to increase the minimum insurance coverage amounts required by this Article 13 if it determines the same are not sufficient to cover the risk involved.
13.10    Other Agreements. Notwithstanding any other provisions of the (i) the Lease; (ii) the Second Amended and Restated Omnibus Agreement (the “Omnibus Agreement”) among Tesoro Corporation, Tesoro Refining and Marketing, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP and Tesoro Logistics GP, LLC; (ii) the Track Use Agreement; and (iii) the MUTA, the parties hereto agree that the indemnification provisions of any of those agreements shall control over any of the other agreements to the extent the subject matter of the indemnification is specifically referenced or provided for in that agreement.  For the avoidance of doubt, the indemnification provisions of the Omnibus Agreement shall be subordinate to the respective indemnification provisions of each of the other agreements referenced above.

ARTICLE 14. ASSIGNMENT AND SUBLEASE
Tenant may not transfer, assign or sublease its leasehold estate or any portion thereof or any of its right, title or interest in this Lease (collectively, a “Transfer”) without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. Any merger, consolidation or transfer of the direct or indirect beneficial ownership interest in Tenant that results in a direct or indirect change in the right to control the management of Tenant shall constitute a Transfer as defined above.
ARTICLE 15. DEFAULT AND REMEDIES
15.01    Termination on Default. Except as otherwise specifically noted in this Lease to the contrary, if Tenant defaults in performing any covenant or term of this Lease and does not correct the default within thirty (30) days after receipt of written notice from Landlord to Tenant, Landlord may declare this Lease, and all rights and interests created by it, terminated; provided, however, that in the event such default cannot, in the exercise of reasonable diligence, be cured within such thirty (30) day period, Landlord may not exercise its remedies under this Article unless Tenant (i) fails to commence the cure of the default within such thirty (30) day period, or (ii) thereafter fails to proceed with curative measures with reasonable diligence. If Landlord elects to terminate, this Lease will cease as if the day of Landlord’s election were the day originally fixed in the Lease for its expiration, and Landlord or its agent or attorney may resume possession of the Premises.
15.02    Other Remedies. Any termination of this Lease as provided in this Article 15 will not relieve Tenant from paying any sum or sums due and payable to Landlord under the Lease at the time of termination, or any claim for damages then or previously accruing against Tenant under this Lease. Any such termination will not prevent Landlord from enforcing the payment of any such sum or sums or claim for damages by any remedy provided for by law, or from recovering damages from Tenant for any default under the Lease. All Landlord’s rights, options, and remedies under this Lease will be construed to be cumulative, and no one of them is exclusive of the other. Landlord may pursue any or all such remedies or any other remedy or relief provided by law, whether or not stated in this Lease. No waiver by Landlord of a breach of any of the covenants or conditions of this Lease may be construed a waiver of any succeeding or preceding breach of the same or any other covenant or condition of this Lease.
ARTICLE 16. DISCLAIMER; COVENANTS
16.01    Disclaimer of Warranties. TENANT IS LEASING THE PREMISES “AS-IS,” WITH ANY AND ALL LATENT AND PATENT DEFECTS. TENANT ACKNOWLEDGES THAT TENANT IS NOT RELYING UPON ANY REPRESENTATION, STATEMENT OR OTHER ASSERTION OF LANDLORD OR LANDLORD’S AGENTS, OFFICERS, EMPLOYEES OR REPRESENTATIVES WITH RESPECT TO THE CONDITION OF THE PREMISES, BUT IS RELYING UPON TENANT’S EXAMINATION OF THE PREMISES. TENANT ACCEPTS THIS LEASE UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF LANDLORD WITH REGARD TO THE PREMISES, INCLUDING, WITHOUT LIMITATION, SUITABILITY FOR TENANT’S

INTENDED USE THEREOF (EXCEPT FOR THE WARRANTY SET FORTH IN SECTION 16.02).
16.02    Warranty of Quiet Enjoyment. Landlord covenants that as long as Tenant observes the covenants and terms of this Lease, Tenant will lawfully and quietly hold, occupy, and enjoy the Premises during the Lease term without being disturbed by Landlord or any person claiming under Landlord, except for any portion of the Premises that is taken under the power of eminent domain.
ARTICLE 17. GENERAL PROTECTIVE PROVISIONS
17.01    Right of Entry and Inspection. Tenant acknowledges that a substantial portion of the Premises are located outside and within the boundaries of the Refinery. Accordingly, Tenant will permit Landlord or its agents, representatives, or employees to enter the Premises consisting of outdoor areas at all times, without notice, in connection with Landlord’s operations at the Refinery (including but not limited to access to, under and across railroad tracks that are not a part of the Rail Facility and that will continue to be maintained and operated by Landlord), and to at all times have access to and the right to use any and all roads that are located on the Premises. Accordingly, Tenant shall keep the existing roads that cross the Premises unobstructed. With respect to that portion of the Premises consisting of buildings, Tenant will permit Landlord or its agents, representatives, or employees to enter such buildings at reasonable times and upon reasonable prior notice (except in the event of an emergency, when no prior notice will be required) for the purposes of inspection, determining whether Tenant is complying with this Lease, and maintaining, repairing, or altering the Premises in accordance with the terms hereof.
17.02    No Partnership or Joint Venture. The relationship between Landlord and Tenant is at all times solely that of landlord and tenant and may not be deemed a partnership or a joint venture.
17.03    No Termination on Bankruptcy. Bankruptcy, insolvency, assignment for the benefit of creditors, or the appointment of a receiver will not affect this Lease as long as Tenant and Landlord or their respective successors or legal representatives continue to perform all covenants of this Lease.
17.04    No Waiver. No waiver by either party of any default or breach of any covenant or term of this Lease may be treated as a waiver of any subsequent default or breach of the same or any other covenant or term of this Lease.

17.05    Release of Landlord. If Landlord sells or transfers all or part of the Premises and as a part of the transaction assigns its interest as Landlord in this Lease, then as of the effective date of the sale, assignment, or transfer, Landlord will have no further liability under this Lease to Tenant, except with respect to liability matters that have accrued and are unsatisfied as of that date. Underlying this release is the parties’ intent that Landlord’s covenants and obligations under this Lease will bind Landlord and its successors and assigns only during and in respect of their respective successive periods of ownership of the fee.
ARTICLE 18. TENANT’S OPTION TO PURCHASE PREMISES
18.01    Grant of Option to Purchase. Landlord hereby grants to Tenant an option to purchase the Premises upon all of the terms, covenants and conditions set forth in this Article 18 (the “Option to Purchase”).
18.02    Exercise of Option to Purchase. At any time during the term of this Lease, so long as (a) Tenant is not in default of any of the terms of this Lease, the Track Use Agreement or that certain Anacortes Mutual Track Use Agreement dated as of the date hereof between Landlord and Tenant (the "MUTA"), and (b) as a condition to such exercise, Tenant agrees that for so long as Landlord is operating the Refinery and requires the operation of the Rail Facility in connection therewith, Tenant and its successors and assigns will continue to operate the Rail Facility on the Premises in compliance with applicable agreements between Landlord and Tenant that exist at the time. Tenant may exercise the Option to Purchase by providing written notice to Landlord in the manner provided in Section 20.03 below stating that Tenant is exercising the Option to Purchase, and (2) depositing the purchase price in the amount of One Dollar ($1.00) with First American Title Insurance Company (the “Closing Agent”) or such other title insurance company as is satisfactory to the parties. The date on which Tenant exercises the Option to Purchase is the “Exercise Date.”
18.03    Closing Costs; Conveyance. The closing of the sale of the Premises shall occur within six (6) months from the Exercise Date; otherwise Tenant’s exercise of its Option to Purchase shall be void. All costs associated with the closing of the Option to Purchase shall be the responsibility of Tenant. More particularly, Tenant shall bear all costs of performing a lot line adjustment or other subdivision of the Premises, such that the Premises are a separate legal lot from the remainder of the Refinery, prior to the conveyance of title to Tenant. Landlord shall, at no expense for outside fees to Landlord, cooperate with Tenant in connection with such subdivision, and promptly following the date on which such subdivision is obtained, Tenant shall provide evidence to Landlord of the status of the Premises as a separate legal lot. Tenant shall pay all title, escrow and transfer fees applicable to the conveyance of the Premises from Landlord to Tenant. Title to the Premises shall be conveyed by Special Warranty Deed, warranting only that Landlord is the fee simple owner of the Premises and that it will defend title to the Premises only as to claims arising by, through or under Landlord and not otherwise.
18.04    Execution of Closing Agreement. In connection with the conveyance of the Premises from Landlord to Tenant pursuant to the terms of this Article 18, Landlord and Tenant shall execute an agreement (the “Right of First Refusal and Option Agreement”) in substantially the form of Exhibit C attached hereto, whereby Tenant, as the fee owner of the Premises, shall grant to Landlord, as the owner and operator of the Refinery (a) a right of first refusal to purchase the

Premises, which right shall be exercisable in the event that Tenant shall enter into an agreement to sell the Premises to a third party, and (b) an option to purchase the Premises, which option shall be exercisable in the event that Tenant fails to operate the Rail Facility in the same manner as if this Lease remained in existence. Additionally, in connection with such Option and Right of First Refusal Agreement, Landlord and Tenant shall execute a memorandum of agreement, in recordable form, and concurrently with the recording of the Special Warranty Deed from Landlord to Tenant, such memorandum shall be recorded in the real property records of Skagit County, giving notice to third parties of the option and right of first refusal in favor of Landlord.
18.05    Option Personal to Tenant. The Option to Purchase granted to Tenant under this Article 18 is personal to Tenant may only be exercised by Tenant, and in the event that Tenant’s interest in this Lease is assigned, the Option to Purchase set forth herein shall be null and void and of no further force or effect.
ARTICLE 19. LANDLORD’S RIGHT OF RECAPTURE
If, during the term of this Lease, Tenant fails or has elected not to operate the Rail Facility for a period of time equal to (a) two (2) years continuously, or (b) two (2) years, but occurring within a longer period of time (for example, whether such 2-year period is completed within seven hundred thirty-two (732) days or over a period of many years), then following the end of such 2‑year period of non-operation, and for so long as Tenant has not resumed operating the Rail Facility located on the Premises, Landlord shall have the right to provide Tenant with written notice stating that Landlord has elected to recapture the Premises and terminate this Lease (the “Recapture Notice”). In such event, the Lease shall be deemed to have terminated as of the date of the Recapture Notice, as if such date were the date fixed for expiration of this Lease. Landlord shall promptly arrange to have the fair market value of the improvements located on the Premises determined by appraisal, shall have the appraisal completed within sixty (60) days of the date on which the Recapture Notice is given, and shall thereafter provide a copy of such appraisal to Tenant (the “Appraisal Delivery Date”). Within thirty (30) days after the Appraisal Delivery Date (the “Response Date”), Tenant shall notify Landlord (x) that it is in agreement with the fair market value set forth in Landlord’s appraisal, or (b) that it objects to the fair market value set forth in Landlord’s appraisal, in which event it shall provide its own determination of fair market value of the improvements, also as determined by appraisal, when it provides its objection by the Response Date. If Tenant is in agreement with the fair market value determined by Landlord’s appraisal or if Tenant fails to provide an objection by the Response Date, then the amount determined by Landlord’s appraisal shall be paid by Landlord to Tenant, in immediately available funds, within ten (10) days following the Response Date. If Tenant objects to the fair market value of the improvements as determined by Landlord’s appraisal and provides notice of such objection to Landlord on or before the Response Date, then within ten (10) days after the Response Date, each of the appraisers initially retained by Landlord and Tenant to make the determination as to the fair market value of the improvements shall appoint a third appraiser to act as arbitrator (the “Arbitrator”). The Arbitrator shall, within fifteen (15) days after his or her appointment, select as the fair market value of the improvements either the fair market value set forth in Landlord’s appraisal or the fair market value set forth in Tenant’s appraisal and inform both Landlord and Tenant, in writing, of such selection. The Arbitrator shall have no authority to average the appraised values, or to designate an amount other than the fair market value specified in either Landlord’s appraisal or Tenant’s appraisal. Within ten (10) days following the date on which the parties receive written notice of the Arbitrator’s selection, the amount selected as the fair market value of the improvements shall be paid by Landlord to Tenant, in immediately available funds. Following the payment by Landlord to Tenant applicable to the fair market value of the improvements, neither Landlord nor Tenant shall have any further rights under or obligations arising from this Lease.
The appraisers retained to make a determination regarding the fair market value of the improvements located on the Premises shall each be an MAI certified commercial real estate appraiser conducting business in the Anacortes/Skagit County industrial market and having not less than ten (10) years active experience as an MAI commercial real estate appraiser.
ARTICLE 20. MISCELLANEOUS
20.01    Title Policy and Survey. Tenant shall have the right, at its sole expense, to obtain a survey of the Premises and title insurance coverage of its interest in the Premises, and the interest of any Lender. Landlord shall have no obligation to provide Tenant with any such survey or title insurance.
20.02    Memorandum of Lease. The parties agree not to place this Lease of record, but each party shall, at the request of the other, execute and acknowledge so that the same may be recorded a memorandum of lease containing such provisions as the requesting part shall reasonably request. The requesting party shall pay all costs, taxes, fees and other expenses in connection with or prerequisite to recording.
20.03    Delivery of Notices. All sums owed hereunder, notices, demands, or requests from one party to another may be personally delivered or delivered by reliable overnight courier, or sent by mail, certified or registered, postage prepaid, to the addresses stated below and are considered to have been given at the time of delivery or of mailing:

To Landlord:	Tesoro Marketing and Refining Company
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: Vice President, Logistics

With a copy to:	Tesoro Marketing and Refining Company
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: General Counsel

To Tenant:	Tesoro Logistics Operations, LLC
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: Vice President, Logistics

A party may change its address for notice under this Section 20.03 by providing notice of such change in accordance with this Section 20.03.
20.04    Parties Bound. This agreement binds, and inures to the benefit of, the parties to the Lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns.
20.05    Washington Law to Apply. This agreement is to be construed under the internal laws of the State of Washington.
20.06    Legal Construction. If any one or more of the provisions contained in this Lease are for any reason held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provision of the Lease, which will be construed as if it had not included the invalid, illegal, or unenforceable provision.
20.07    Other Agreements.
(a)    This Lease, together with the Contribution Agreement, the Operational Services Agreement, the Track Use Agreement and the MUTA, and the other documents executed by Landlord and Tenant concurrently herewith, constitute the parties’ sole agreement with respect to the subject matter of this Lease and such agreements supersede any prior understandings or written or oral agreements between the parties with respect to the subject matter of this Lease.
(b)    In the event of any conflict between the provisions of this Lease and the provisions of the Contribution Agreement, the provisions of the Contribution Agreement shall control.
20.08    Amendment. No amendment, modification, or alteration of this Lease is binding unless in writing, dated subsequent to the date of this Lease, and duly executed by the parties.
20.09    Rights and Remedies Cumulative. The rights and remedies provided by this Lease are cumulative, and either party’s using any right or remedy will not preclude or waive its right to use any other remedy. The rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.
20.10    Attorneys’ Fees and Costs. If, as a result of either party’s breaching this Lease, the other party employs an attorney to enforce its rights under this Lease, then the breaching or defaulting party will pay the other party the reasonable attorneys’ fees and costs incurred to enforce this Lease.
20.11    Time of Essence. Time is of the essence of this Lease.
20.12    Further Documents. Landlord and Tenant will from time to time and at any reasonable time execute and deliver to the other party, when the other party reasonably requests, other instruments and assurances approving, ratifying, and confirming this Lease and the leasehold estate created by it and certifying that this Lease is in full force and that no default under this Lease on the other party’s part exists; or if the other party is in default, specifying in such instrument each such default.
20.13    Captions. The captions used in connection with the Articles and Sections of this Lease are for convenience only, and are not intended in any way to limit or amplify the meaning of the language contained in this Lease, or be used as interpreting the meanings and provisions of this Lease.
20.14    Construction. Both parties to this Lease were involved in its drafting and negotiation, and as a result, this Lease shall be construed based on its fair meaning and interpretation and shall not be strictly construed against either party.

[SIGNATURE BLOCKS ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, THIS LEASE has been executed by the parties on the date and year first above written.

LANDLORD:		TENANT:

TESORO REFINING AND MARKETING COMPANY		TESORO LOGISTICS OPERATIONS LLC

By:	/s/ Daniel R. Romasko	By:	/s/ Phillip M. Anderson
	Daniel R. Romasko		Phillip M. Anderson
	Executive Vice President, Operations		President

STATE OF _______________	)
) ss.
COUNTY OF _____________	)

I certify that I know or have satisfactory evidence that ____________________ is the person who appeared before me, who signed this instrument as the _________________ of TESORO REFINING AND MARKETING COMPANY, a Delaware corporation, and acknowledged it to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument, and on oath stated ______ was authorized to execute said instrument.

Dated: _______________, 2012

_____________________________________
Print Name:___________________________
NOTARY PUBLIC in and for the State of
____________, residing at _______________
My appointment expires _________________

STATE OF _______________	)
) ss.
COUNTY OF _____________	)

I certify that I know or have satisfactory evidence that ____________________ is the person who appeared before me, who signed this instrument as the _________________ of TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company, and acknowledged it to be the free and voluntary act of such limited liability company for the uses and purposes mentioned in the instrument, and on oath stated ______ was authorized to execute said instrument.

Dated: _______________, 2012

_____________________________________
Print Name:___________________________
NOTARY PUBLIC in and for the State of
____________, residing at _______________
My appointment expires _________________

EXHIBIT A
Legal Description of Refinery
PARCEL “A-1”
GOVERNMENT LOT 1; THE SOUTHWEST QUARTER OF THE NORTHWEST QUARTER; THE EAST HALF OF THE NORTHWEST QUARTER; AND THE SOUTHWEST QUARTER OF SECTION 28, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., EXCEPT COUNTY ROAD RIGHT‑OF‑WAY KNOWN AS THE MARCH’S POINT ROAD.

TOGETHER WITH THOSE PORTIONS OF THE FOLLOWING DESCRIBED FIRST CLASS TIDELANDS OF THE ANACORTES HARBOR LYING IN FRONT OF AND ABUTTING SAID GOVERNMENT LOT 1:

TRACT 1 OF PLATE 14, LYING IN SECTION 29, TOWNSHIP 35 NORTH, RANGE 2 EAST, W.M.

TRACTS 1 AND 2 OF PLATE 15, LYING IN SECTION 20, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M.

TRACT 1 OF PLATE 15, LYING IN SECTION 28, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M.

TRACT 1 OF PLATE 15, LYING IN SECTION 21, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M.

ALSO TOGETHER WITH SECOND CLASS TIDELANDS, IF ANY, IN FRONT OF AND ABUTTING SAID GOVERNMENT LOT 1.

PARCEL “A-2”

GOVERNMENT LOTS 2 AND 3 OF SECTION 28, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., EXCEPT COUNTY ROAD RIGHT-OF-WAY KNOWN AS THE MARCH’S POINT ROAD; ALSO EXCEPT THAT PORTION OF GOVERNMENT LOT 3 CONVEYED TO DAVID J. BOST BY DEED RECORDED AS AUDITOR’S FILE NO. 8607110070.

TOGETHER WITH THE FOLLOWING DESCRIBED FIRST CLASS TIDELANDS OF THE ANACORTES HARBOR LYING IN FRONT OF AND ABUTTING SAID GOVERNMENT LOT 2:

TRACT 2 OF PLATE 15, LYING IN SECTION 28, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M.

EXCEPT THAT PORTION LYING SOUTHERLY OF THOSE TIDELANDS CONVEYED TO THE SHELL OIL COMPANY BY AUDITOR’S FILE NO. 636027.

ALSO TOGETHER WITH SECOND CLASS TIDELANDS, IF ANY, IN FRONT OF AND ABUTTING SAID GOVERNMENT LOT 2; EXCEPT THAT PORTION LYING SOUTHERLY OF THOSE TIDELANDS CONVEYED TO THE SHELL OIL COMPANY BY AUDITOR’S FILE NO. 636027.

PARCEL “A-3”

GOVERNMENT LOTS 4 AND 5 AND THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 28, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., EXCEPT THE COUNTY ROAD RIGHT-OF-WAY KNOWN AS THE MARCH’S POINT ROAD.

ALSO EXCEPT THOSE PORTIONS OF GOVERNMENT LOT 4 CONVEYED TO THE FOLLOWING DESCRIBED PARTIES:

A)	DAVID J. BOST BY DEEDS RECORDED AS AUDITOR’S FILE NOS. 8607110070 AND 9304140064;

B)	JOHN R. WATCHER, ET UX, BY DEED RECORDED AS AUDITOR’S FILE NO. 745889;

C)	HAROLD M. YEOMAN, ET UX, BY DEED RECORDED AS AUDITOR’S FILE NO. 616035;

D)	THOMAS A. MCCORMICK, ET UX, BY DEED RECORDED AS AUDITOR’S FILE NO. 563786;

ALSO EXCEPT THAT PORTION OF GOVERNMENT LOT 5 CONVEYED TO ROBERT W. EVANS AND JOANNE B. EVANS, HUSBAND AND WIFE, BY DEED RECORDED AS AUDITOR’S FILE NO. 8211090017;

ALSO EXCEPT THAT PORTION OF GOVERNMENT LOT 5 CONVEYED TO WILLIAM R. KIESSER, ET UX, BY DEED RECORDED AS AUDITOR’S FILE NO. 547521.

PARCEL “B-1”

THAT PORTION OF GOVERNMENT LOT 8 OF SECTION 32, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., LYING EASTERLY OF THAT CERTAIN TRACT OF LAND CONVEYED TO THE TEXAS COMPANY BY DEED RECORDED AS AUDITOR’S FILE NO. 556825.

PARCEL “B-2”

THE NORTH HALF OF GOVERNMENT LOT 7 OF SECTION 32, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., LYING EASTERLY OF THE COUNTY ROAD RIGHT-OF-WAY KNOWN AS THE MARCH’S POINT ROAD; EXCEPT THAT PORTION THEREOF CONVEYED TO THE TEXAS COMPANY BY DEED RECORDED AS AUDITOR’S FILE NO. 556825; ALSO EXCEPT ANY PORTION THEREOF LYING SOUTH OF THE SOUTH LINE OF THE VACATED PLAT OF “BURDON’S FIRST ADDITION TO ANACORTES WASHINGTON,” AS PER PLAT RECORDED IN VOLUME 3 OF PLATS, PAGE 22.

TOGETHER WITH THOSE RIGHTS TO A 50-FOOT WIDE STRIP OF LAND IN GOVERNMENT LOTS 6 AND 7 OF SECTION 32 AND IN THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 33, ALL IN TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., AS CONVEYED TO SHELL OIL COMPANY BY THE GREAT NORTHERN RAILWAY COMPANY BY DEED RECORDED AS AUDITOR’S FILE NO. 568629.

PARCEL “C-1”

THOSE PORTIONS OF GOVERNMENT LOTS 2, 3, AND 4 OF SECTION 29, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., LYING EASTERLY OF THE COUNTY ROAD RIGHT-OF-WAY KNOWN AS THE MARCH’S POINT ROAD, EXCEPT THE TWO FOLLOWING DESCRIBED PORTIONS THEREOF:

1)	THAT PORTION OF GOVERNMENT LOTS 3 AND 4 CONVEYED TO THE TEXAS COMPANY BY AUDITOR’S FILE NO. 556825;

2)	THAT PORTION OF GOVERNMENT LOT 2 LYING WESTERLY AND NORTHERLY OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT A POINT SOUTH 17º 21’ EAST 300 FEET FROM THE SOUTHWEST CORNER OF THE PLAT OF “MARCH’S POINT TRACTS,” ACCORDING TO THE RECORDED PLAT THEREOF IN THE OFFICE OF THE AUDITOR OF SKAGIT COUNTY, WASHINGTON, IN VOLUME 5 OF PLATS, PAGE 25, SAID POINT BEING IN GOVERNMENT LOT 1 OF SAID SECTION 29; THENCE SOUTH 11º 23’ 45” WEST 365.67 FEET TO A POINT ON THE NORTHERLY LINE OF THAT CERTAIN TRACT CONVEYED TO R.C. CANNON AND VERA V. CANNON, HUSBAND AND WIFE, BY DEED DATED JULY 23, 1951, AND RECORDED AUGUST 1, 1951, UNDER AUDITOR’S FILE NO. 463956, RECORDS OF SAID COUNTY; THENCE NORTH 77º 23’ WEST ALONG THE NORTH LINE OF SAID CANNON TRACT TO THE EASTERLY RIGHT-OF-WAY LINE OF THE COUNTY ROAD RIGHT-OF-WAY KNOWN AS THE MARCH’S POINT ROAD, THE TERMINUS OF THIS LINE DESCRIPTION.

PARCEL “C-2”

THAT PORTION OF GOVERNMENT LOT 1 OF SECTION 29, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., LYING EASTERLY OF THE FOLLOWING DESCRIBED LINE:

BEGIN AT THE SOUTHEAST CORNER OF GOVERNMENT LOT 2 OF SAID SECTION 29; THENCE NORTH 1º 55’ 40” EAST ALONG THE EAST LINE OF SAID SUBDIVISION, A DISTANCE OF 527.54 FEET; THENCE NORTH 17º 20’ WEST TO A POINT ON THE MEANDER LINE ALONG THE NORTHWESTERLY LINE OF SAID SUBDIVISION, THE TERMINUS OF THIS LINE DESCRIPTION;

EXCEPT THAT PORTION THEREOF LYING WITHIN THE COUNTY ROAD RIGHT-OF-WAY KNOWN AS THE MARCH’S POINT ROAD.

ALSO TOGETHER WITH THAT PORTION OF SAID GOVERNMENT LOT 1 LYING WESTERLY OF THE ABOVE DESCRIBED LINE AND WITHIN THOSE PREMISES CONVEYED TO SHELL OIL COMPANY BY DEED RECORDED IN VOLUME 260 OF DEEDS, PAGE 271 UNDER AUDITOR’S FILE NUMBER 496851.

TOGETHER WITH THOSE PORTIONS OF THE FOLLOWING DESCRIBED FIRST CLASS TIDELANDS OF THE ANACORTES HARBOR LYING IN FRONT OF AND ABUTTING SAID PREMISES:

TRACT 1 OF PLATE 14, LYING IN SECTION 29, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M.

TRACTS 1 AND 2 OF PLATE 15, LYING IN SECTION 20, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M.,

ALSO TOGETHER WITH SECOND CLASS TIDELANDS, IF ANY, IN FRONT OF AND ABUTTING SAID PREMISES.

PARCEL “C-3”

THAT PORTION OF GOVERNMENT LOT 1 OF SECTION 29, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., DESCRIBED AS FOLLOWS:

BEGIN AT A POINT ON THE EAST LINE OF GOVERNMENT LOT 2 WHICH IS 522.5 FEET NORTH OF THE SOUTHEAST CORNER OF SAID GOVERNMENT LOT 2; THENCE NORTH 17º 21’ WEST 1697.8 FEET, MORE OR LESS, TO THE MEANDER LINE ALONG THE NORTHWESTERLY LINE OF SAID GOVERNMENT LOT 1, SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE SOUTH 17º 21’ EAST TO A POINT WHICH IS 200 FEET SOUTHEASTERLY OF THE SOUTHEASTERLY LINE OF THE COUNTY ROAD RIGHT-OF-WAY KNOWN AS THE MARCH’S POINT ROAD; THENCE SOUTHWESTERLY PARALLEL WITH THE SOUTHEASTERLY LINE OF THE MARCH’S POINT ROAD, A DISTANCE OF

100 FEET; THENCE NORTH 17º 21’ WEST TO THE MEANDER LINE; THENCE NORTHEASTERLY ALONG THE MEANDER LINE TO THE TRUE POINT OF BEGINNING; EXCEPT THE FOLLOWING DESCRIBED PORTION THEREOF:

COMMENCING AT A POINT WHICH BEARS SOUTH 17º 21’ EAST A DISTANCE OF 300 FEET FROM THE SOUTHWEST CORNER OF THE PLAT OF “MARCH’S POINT TRACTS” (PLATTED SOUTH 17º 20’ EAST), ACCORDING TO THE RECORDED PLAT THEREOF IN VOLUME 5 OF PLATS, PAGE 25, RECORDS OF SKAGIT COUNTY, WASHINGTON, ALSO BEING THE MOST NORTHERLY CORNER OF THAT CERTAIN TRACT OF LAND CONVEYED TO SHELL OIL COMPANY BY WARRANTY DEED RECORDED IN VOLUME 260 OF DEEDS, PAGE 271, UNDER AUDITOR’S FILE NO. 496851, RECORDS OF SAID COUNTY; THENCE NORTH 17º 21’ WEST A DISTANCE OF 667.48 FEET TO THE INTERSECTION WITH THE SOUTH MARGIN OF THE COUNTY ROAD AND SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE SOUTH 17º 21’ EAST A DISTANCE OF 200 FEET; THENCE SOUTH 36º 55’ WEST, PARALLEL WITH THE SOUTH ROAD MARGIN OF SAID COUNTY ROAD A DISTANCE OF 100 FEET; THENCE NORTH 17º 21’ WEST A DISTANCE OF 200 FEET TO THE INTERSECTION WITH THE SOUTH MARGIN OF THE COUNTY ROAD; THENCE NORTH 36º 55’ EAST, ALONG THE SAID MARGIN, A DISTANCE OF 100 FEET TO THE TRUE POINT OF BEGINNING.

ALSO EXCEPT THAT PORTION THEREOF LYING WITHIN THE COUNTY ROAD RIGHT-OF-WAY KNOWN AS THE MARCH’S POINT ROAD.

TOGETHER WITH THOSE PORTIONS OF THE FOLLOWING DESCRIBED FIRST CLASS TIDELANDS OF THE ANACORTES HARBOR LYING BETWEEN THE EASTERLY AND WESTERLY LINES OF SAID PREMISES EXTENDED NORTHERLY:

TRACT 1 OF PLAT 14, LYING IN SECTION 29, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M.

TRACTS 1 AND 2 OF PLATE 15, LYING IN SECTION 20, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M.

ALSO TOGETHER WITH SECOND CLASS TIDELANDS, IF ANY, BETWEEN THE EASTERLY AND WESTERLY LINES OF SAID PREMISES EXTENDED NORTHERLY, EXCEPT ANY PORTION THEREOF LYING BELOW THE LINE OF MEAN LOW TIDE.

PARCEL “C-4”

THAT PORTION OF GOVERNMENT LOTS 1 AND 2 OF SECTION 29, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT SOUTH 17° 21’ EAST A DISTANCE OF 300 FEET FROM THE SOUTHWEST CORNER OF THE PLAT OF “MARCH’S POINT TRACTS” (PLATTED SOUTH 17° 20’ EAST), ACCORDING TO THE RECORDED PLAT THEREOF IN VOLUME 5 OF

PLATS, PAGE 25, RECORDS OF SKAGIT COUNTY, WASHINGTON, ALSO BEING THE MOST NORTHERLY CORNER OF THAT CERTAIN TRACT OF LAND CONVEYED TO THE SHELL OIL COMPANY, BY WARRANTY DEED, RECORDED IN VOLUME 260 OF DEEDS, PAGE 271, UNDER AUDITOR’S FILE NO. 496851, RECORDS OF SAID COUNTY; THENCE SOUTH 11° 25’ 30” WEST (DEED SOUTH 11° 23’ 45” WEST) ALONG THE WESTERLY LINE OF SAID SHELL TRACT A DISTANCE OF 122.25 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 57° 30’ 45” WEST TO THE INTERSECTION WITH THE EASTERLY MARGIN OF THE COUNTY ROAD; THENCE SOUTHERLY ALONG THE SAID ROAD MARGIN A DISTANCE OF 440.27 FEET TO THE NORTHWEST CORNER OF THAT CERTAIN TRACT CONVEYED TO SHELL OIL COMPANY BY STATUTORY WARRANTY DEED RECORDED UNDER AUDITOR’S FILE NO. 605021, RECORDS OF SAID COUNTY; THENCE SOUTH 77° 23’ 00” EAST ALONG THE NORTH LINE OF SAID TRACT A DISTANCE OF 353.69 FEET TO THE MOST NORTHERLY CORNER OF THAT CERTAIN TRACT CONVEYED TO SHELL OIL COMPANY BY STATUTORY WARRANTY DEED RECORDED UNDER AUDITOR’S FILE NO. 496862, RECORDS OF SAID COUNTY; THENCE SOUTH 77° 20’ 12” EAST ALONG THE NORTH LINE OF SAID TRACT A DISTANCE OF 256.11 FEET TO THE INTERSECTION WITH THE WEST LINE OF THAT CERTAIN TRACT CONVEYED UNDER AUDITOR’S FILE NO. 496851; THENCE NORTH 11° 25’ 30” EAST ALONG SAID WEST LINE A DISTANCE OF 242.69 FEET TO THE TRUE POINT OF BEGINNING.

TOGETHER WITH FIRST CLASS TIDELANDS LYING WITHIN TRACT NO. 1, PLATE NO. 15, ANACORTES HARBOR, IN SECTION 20, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., LYING NORTHERLY OF THE FOLLOWING LINE:

COMMENCING AT THE SOUTHEAST CORNER OF GOVERNMENT LOT 2, SAID SECTION 29; THENCE NORTH ALONG THE EAST LINE OF SAID LOT 2 A DISTANCE OF 522.5 FEET; THENCE NORTH 17° 21’ WEST 1697.8 FEET, MORE OR LESS TO THE NORTH MEANDER LINE OF GOVERNMENT LOT 1; THENCE SOUTHWESTERLY ALONG THE MEANDER LINE IN FRONT OF GOVERNMENT LOT 1 A DISTANCE OF 509.0 FEET; THENCE CONTINUING ALONG SAID MEANER LINE SOUTH 35° 48’ 30” WEST 70 FEET TO THE TRUE POINT OF BEGINNING OF THIS LINE DESCRIPTION; THENCE AT RIGHT ANGLES NORTH 54° 11’ 30” WEST TO THE WESTERLY LINE OF SAID TRACT NO. 1, PLATE NO. 14; AND WESTERLY OF THAT CERTAIN PARCEL CONVEYED TO SHELL OIL COMPANY, A DELAWARE CORPORATION BY WARRANTY DEED DATED NOVEMBER 8, 1963, RECORDED NOVEMBER 12, 1963, UNDER AUDITOR’S FILE NO. 643083.

PARCEL “D”

GOVERNMENT LOTS 1, 2, AND 3 OF SECTION 21, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., EXCEPT THE COUNTY ROAD RIGHT‑OF‑WAY KNOWN AS THE MARCH’S POINT ROAD.

TOGETHER WITH THE FOLLOWING DESCRIBED FIRST CLASS TIDELANDS OF THE ANACORTES HARBOR, LYING IN FRONT OF AND ABUTTING SAID PREMISES:

TRACTS 1, 2, AND 3 OF PLATE 15, LYING IN SECTION 21, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M.

ALSO TOGETHER WITH SECOND CLASS TIDELANDS, IF ANY, IN FRONT OF AND ABUTTING SAID PREMISES.

PARCEL “E-1”

THE NORTH HALF OF THE NORTHWEST QUARTER AND THE NORTH HALF OF THE SOUTH HALF OF THE NORTHWEST QUARTER OF SECTION 33, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., EXCEPT THAT PORTION THEREOF, IF ANY, LYING WITHIN THE COUNTY ROAD RIGHT‑OF‑WAY KNOWN AS THE NORTH TEXAS COUNTY ROAD.

PARCEL “E-2”

THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER AND THE NORTH HALF OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 33, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., EXCEPT THAT PORTION OF SAID NORTH HALF OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER LYING SOUTHERLY OF THE NORTH LINE OF THE COUNTY ROAD KNOWN AS THE NORTH TEXAS COUNTY ROAD AND ALSO EXCEPT THAT PORTION OF SAID NORTH HALF LYING EASTERLY OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT A POINT ON THE NORTHERLY LINE OF THE NORTH TEXAS ROAD (ALSO KNOWN AS THE COUNTY ROAD NO. 591), WHICH POINT IS DISTANT 15.68 FEET NORTH AND 194.49 FEET EAST OF THE SOUTHWEST CORNER OF SAID SUBDIVISION (THE WESTERLY LINE OF SAID SUBDIVISION BEARS NORTH 1° 12’ 30” EAST); THENCE NORTH 1° 34’ EAST A DISTANCE OF 639.7 FEET TO A POINT ON THE NORTH LINE OF SAID SUBDIVISION, THE TERMINUS OF THIS LINE DESCRIPTION.

PARCEL “E-3”

THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 33, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., EXCEPT THAT PORTION THEREOF LYING EASTERLY AND SOUTHERLY OF THE FOLLOWING DESCRIBED LINE:

BEGIN AT THE SOUTHEAST CORNER OF THAT CERTAIN TRACT OF LAND CONVEYED TO THE SHELL OIL COMPANY BY DEED RECORDED JUNE 20, 1994, AS AUDITOR’S FILE NO. 9406200099, SAID POINT BEING ON THE SOUTH LINE OF THE SUBDIVISION; THENCE NORTH 00° 42’ 12” EAST, A DISTANCE OF 150.18 FEET TO THE NORTHEAST CORNER OF SAID SHELL TRACT; THENCE SOUTH 89° 18’ 40” EAST ALONG THE NORTH LINE OF THOSE TRACTS CONVEYED TO DENZIL E. STAM, ET AL, BY DEEDS

RECORDED AS AUDITOR’S FILE NOS.724698 AND 9406200100, TO THE MEANDER LINE ALONG THE EAST LINE OF GOVERNMENT LOT 1 OF SECTION 34, TOWNSHIP 34 NORTH, RANGE 2 EAST W.M., THE TERMINUS OF THIS LINE DESCRIPTION; ALSO EXCEPT THE COUNTY ROAD RIGHT-OF-WAY KNOWN AS THE MARCH’S POINT ROAD; ALSO EXCEPT THAT CERTAIN NORTHEASTERLY PORTION THEREOF AS CONVEYED TO WILLIAM R. KIESSER, ET UX, BY DEED RECORDED AS AUDITOR’S FILE NO. 547521.

PARCEL “E-4”

THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 33, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., EXCEPT THAT PORTION THEREOF LYING SOUTHERLY OF THE NORTH LINE OF THE COUNTY ROAD KNOWN AS THE NORTH TEXAS COUNTY ROAD; ALSO EXCEPT THAT WESTERLY PORTION THEREOF LYING WITHIN THE COUNTY ROAD KNOWN AS THE BETTERTON EXTENSION ROAD.

PARCEL “F-1”

GOVERNMENT LOT 1 OF SECTION 34, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., EXCEPT THOSE SOUTHERLY PORTIONS THEREOF LYING WITHIN THOSE CERTAIN TRACTS CONVEYED TO DENZIL E. STAM, ET AL, BY AUDITOR’S FILE NOS. 724698 AND 9406200100; ALSO EXCEPT THE COUNTY ROAD RIGHT‑OF‑WAY KNOWN AS THE MARCH’S POINT ROAD; ALSO EXCEPT THAT PORTION THEREOF CONVEYED TO WILLIAM R. KIESSER, ET UX, BY DEED RECORDED AS AUDITOR’S FILE NO. 547521.

PARCEL “F-2”

THE NORTH 5 ACRES OF GOVERNMENT LOT 2 OF SECTION 34, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., EXCEPT THE AS BUILT AND EXISTING MARCH’S POINT COUNTY ROAD RUNNING THROUGH SAID 5 ACRES, AND ALSO EXCEPT THAT PORTION OF THE NORTH 16 FEET THEREOF LYING WEST OF THE MARCH’S POINT ROAD BEING RESERVED FOR ROAD PURPOSES BY DEED RECORDED OCTOBER 21, 1903, UNDER AUDITOR’S FILE NO. 43838, IN VOLUME 52 OF DEEDS, PAGE 599, RECORDS OF SKAGIT COUNTY, WASHINGTON.

PARCEL “G”

GOVERNMENT LOT 1 OF SECTION 27, TOWNSHIP 35 NORTH, RANGE 2 EAST W.M., EXCEPT THE COUNTY ROAD RIGHT-OF-WAY KNOWN AS THE MARCH’S POINT ROAD; ALSO EXCEPT THAT PORTION THEREOF CONVEYED TO WILLIAM R. KIESSER, ET UX, BY DEED RECORDED AS AUDITOR’S FILE NO. 547521.

EXHIBIT B
Drawing of the Premises

B - 1

EXHIBIT C
Form of Right of First Refusal and Option Agreement
(With Memorandum of Agreement for Recording)

RIGHT OF FIRST REFUSAL,
OPTION AGREEMENT
AND
AGREEMENT OF PURCHASE AND SALE

THIS RIGHT OF FIRST REFUSAL, OPTION AGREEMENT AND AGREEMENT OF PURCHASE AND SALE (“Agreement”) is made and entered into this ______ day of _______, ______, by and between TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company (“TLO”), and TESORO REFINING AND MARKETING COMPANY, a Delaware corporation (“TRMC”).

BACKGROUND

A.    TLO and TRMC entered into that certain Ground Lease dated _______________, 2012 (the “Ground Lease”) for certain premises located in Skagit County, Washington (the “Rail Facility”). Pursuant to the terms of the Ground Lease, TLO has an option to purchase the Rail Facility from TRMC. The legal description of the Rail Facility is set forth on Exhibit A attached hereto.

B.    TLO validly exercised its option to purchase, and concurrent herewith, TRMC is conveying the Rail Facility to TLO. Pursuant to the terms of the Ground Lease (which shall terminate upon the closing of the sale transaction), the parties are to enter into a Right of First Refusal and Option Agreement setting forth the terms upon which TRMC has a right to repurchase the Rail Facility from TLO, in the event that (i) TLO elects to market the Rail Facility and thereafter receives a bona fide offer from a third party to purchase the Rail Facility, or (ii) TLO fails to maintain the Rail Facility in a condition capable of performing in accordance with the terms of that certain Track Use and Throughput Agreement between TRMC and TLO dated as of the date hereof (as the same may be amended, modified and/or extended) (the “Track

Use Agreement”) or that certain Anacortes Mutual Track Use Agreement between TRMC and TLO dated as of the date hereof (the “MUTA”).

C.    The parties desire to set forth the terms pertaining to the right of first refusal and the option to repurchase, and to provide for a memorandum of agreement to be recorded in the real property records of Skagit County, Washington, giving notice of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, conditions, covenants and promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TLO and TRMC hereby agree as follows:

1.	Right of First Refusal.

(a)
Grant of Right of First Refusal. TLO hereby grants to TRMC, and TRMC hereby accepts from TLO, a right of first refusal to purchase the Rail Facility from TLO on the following terms and conditions (the “Right of First Refusal”).

(b)
Term of Right of First Refusal; Notification of Third-Party Offer. If TLO elects to sell the Rail Facility during any period of time that the Track Use Agreement and/or the MUTA is in effect, and TLO receives a bona fide offer from a third party that it considers acceptable (the “Purchase Offer”), then TLO shall provide written notice to TRMC of the Purchase Offer, which notice shall include a copy of the Purchase Offer.

(c)
Exercise of Right of First Refusal. TRMC shall have thirty (30) days following receipt of such notice from TLO in which to give written notice to TLO that TRMC is exercising its Right of First Refusal, agreeing to purchase the Rail Facility on the same terms and conditions as are contained in the Purchase Offer (the “Exercise Notice”). The Exercise Notice from TRMC must be postmarked within the 30-day period and sent by certified mail, return receipt requested, or personally delivered (by overnight courier or otherwise) to TLO before 5:00 p.m. Pacific Time on the final day of the 30-day period. The failure of TRMC to exercise its Right of First Refusal by the time and in the manner set forth above shall be deemed to be a termination of this Agreement by TRMC, and TLO shall be free to accept the Purchase Offer.

(d)
Continuing Nature of Right of First Refusal. TRMC’s Right of First Refusal to purchase the Rail Facility shall be continuous during the term set forth above. Therefore, if the transaction of which TRMC was previously given notice, and with respect to which TRMC declined to exercise its Right of First Refusal, fails to close, then TLO shall be obligated to provide the notice required by Section 1(b) above with respect to each subsequent Purchase Offer received.

(e)
Effect of Exercise of Right of First Refusal. Subject only to the provisions regarding inspection and the examination and acceptance of title to the Rail Facility set forth in Sections 4 and 5 below, TRMC’s Exercise Notice shall be deemed to be an irrevocable election to purchase the Rail Facility on the terms set forth in the Purchase Offer.

2.	Option to Repurchase.

(a)	Grant of Option. TLO hereby grants to TRMC, and TRMC hereby accepts from TLO, the right to acquire the Rail Facility on the terms and conditions set forth herein (the “Option to Repurchase”).

(b)	Term of Option. TRMC’s right to exercise the Option to Repurchase the Rail Facility as set forth in this Agreement is granted for so long as the Track Use Agreement and/or the MUTA remains in effect.

(c)
Exercise of Option Rights. In the event that TLO fails to maintain the Rail Facility in a condition capable of performing in accordance with the provisions of the Track Use Agreement or the MUTA, and TLO thereafter fails to cure such default within the time period provided by the terms of the Track Use Agreement or the MUTA after written notice specifying the nature of the default is provided by TRMC to TLO, then for so long as TLO remains in default of the terms of the Track Use Agreement or the MUTA (a “Default Period”), TRMC may elect, by written notice to TLO that TRMC has elected to exercise the Option to Repurchase the Rail Facility (the “Option Exercise Notice”). The Option Exercise Notice from TRMC must be sent by certified mail, return receipt requested, or personally delivered (by overnight courier or otherwise) to TLO during a Default Period. TRMC’s failure to exercise the Option to Repurchase during any particular Default Period shall not be a waiver of the Option to Repurchase at any later time that a Default Period exists.

(d)
Effect of Exercise. Subject only to the provisions regarding examination and acceptance of title to the Rail Facility set forth in Sections 4 and 5 below, TRMC’s notification to TLO that TRMC is exercising its Option shall be deemed to be an irrevocable election to purchase the Rail Facility pursuant to the terms of this Agreement. The date on which TRMC exercises the Option to Repurchase is the “Repurchase Exercise Date.”

(e)
Determination of Purchase Price Following Exercise of Option. If TRMC exercises its Option to Repurchase, the purchase price for the Rail Facility (the “Repurchase Price”) shall be determined as follows:

(1)
TRMC and TLO shall each have the Rail Facility appraised to determine its fair market value as of the Repurchase Exercise Date by an MAI certified commercial real estate appraiser conducting business in the Anacortes/Skagit County industrial market and having not less than ten (10) years active experience as an MAI certified commercial real estate appraiser. On or before the date that is sixty (60) days after the Repurchase Exercise Date, TRMC and TLO shall each provide the other with a copy of the appraisal report received from their appraiser, and shall, within fifteen (15) days after the expiration of the 60-day period, attempt to agree on the Repurchase Price for the Premises. If the parties agree on a Repurchase Price (to be paid all cash at closing), then TRMC and TLO shall proceed to close the transaction for the transfer of the Rail Facility as hereinafter provided, subject only to the satisfaction of the inspection contingency set forth in Section 4 below, and the contingency regarding title set forth in Section 5 below.

(2)
If the parties cannot agree on the Repurchase Price, then each party shall so notify their appraiser and jointly the appraisers shall, within fifteen days after the date of such notification, appoint a third appraiser who meets the qualifications set forth above to act as arbitrator (the “Arbitrator”). The Arbitrator shall, within fifteen (15) days after his or her appointment, select as the Repurchase Price either the fair market value of the Premises set forth in TRMC’s appraisal or the fair market value set forth in TLO’s appraisal. The Arbitrator shall have no authority to average the appraised values, or to designate a Repurchase Price other than the fair market value specified in either TRMC’s appraisal or TLO’s appraisal.

Both parties may submit any information to the Arbitrator for his or her consideration, with copies to the other party. The Arbitrator may consult experts and competent authorities for factual information or evidence pertaining to the determination of the Repurchase Price. The Arbitrator shall render his or her decision by written notice to each party. The determination of the Repurchase Price by the Arbitrator will be final and binding upon TRMC and TLO, and TRMC and TLO shall proceed to close the transaction for the transfer of the Rail Facility as hereinafter provided, subject only to the satisfaction of the inspection contingency set forth in Section 4 below, and the contingency regarding title set forth in Section 5 below. Each party shall pay the costs of its appraiser, and the party whose appraised value is not selected as the Repurchase Price shall pay the costs of the Arbitrator.

3.	Effective Date of Agreement.

(a)	Following Exercise of Right of First Refusal. If TRMC exercises its Right of First Refusal, the “Effective Date” of this Agreement shall be the date on which TLO receives an Exercise Notice.

(b)
Following Exercise of Option. In the case of TRMC’s exercise of its Option to Repurchase, the “Effective Date” shall be the date on which (a) the parties agree on the Repurchase Price in accordance with the terms of Section 2(e)(1) above, or (b) the Repurchase Price is determined by the Arbitrator as set forth in Section 2(e)(2) above.

Unless terminated in connection with the inspection contingency or as a result of the status of title, closing of the sale of the Rail Facility pursuant to the exercise by TRMC of either the Right of First Refusal or the Option to Repurchase shall occur within ninety (90) days following the Effective Date (the “Closing Date”).

4.    Inspection Contingency. On or before the date that is thirty (30) days after the Effective Date, TRMC shall deliver to TLO written notice of (a) TRMC’s satisfaction or waiver, in TRMC’s sole discretion, with respect to the results of the inspection contingency stated in this Section 4, or (b) the failure of this condition. If TRMC fails to timely deliver such notice to TLO, then this condition shall be deemed not satisfied, and TRMC shall be under no obligation to proceed with the repurchase of the Rail Facility. If TRMC’s inspection contingency followed the exercise of the Right of First Refusal, then following TLO’s receipt of notice of the failure of this inspection contingency by TRMC (or TRMC’s failure to timely deliver the required notice to TLO), TLO shall be free to sell the Rail Facility to the third party submitting the Purchase Offer on the Purchase Terms, and TRMC’s Right of First Refusal, and TLO’s obligation under this Agreement, shall be null and void and without further force or effect. If TLO fails to enter into a Purchase and Sale Agreement with the third party submitting the Purchase Offer on the Purchase Terms, or thereafter the transaction fails to close, then TRMC’s Right of First Refusal shall continue in accordance with the terms of this Agreement for so long as TLO owns the Rail Facility. If TRMC timely notifies TLO of the satisfaction of this condition, then TRMC shall deposit into escrow, with First American Title Insurance Company or such other title insurance company as is satisfactory to the parties (the “Title Company”), an amount equal to two percent (2%) of the Repurchase Price, and the parties shall proceed to close the repurchase transaction within sixty (60) days thereafter.
(a)    TLO shall make available for inspection by TRMC and its agents as soon as possible, but no later than ten (10) days after the Effective Date, all documents in the possession of TLO or its agents relating to the ownership and operation of the Rail Facility, including without limitation; (i) statements for real estate taxes, assessments, and utilities; (ii) plans, specifications, permits, drawings, surveys, reports, and maintenance records; (iii) accounting records and audit reports; (iv) all current operating agreements and contracts affecting the Rail Facility with railroad companies or other third parties, and (v) any environmental reports, or portions thereof, relating to the Rail Facility.
(b)    TLO shall permit TRMC and its agents, at TRMC’s sole expense and risk, to conduct inspections concerning the structural condition of the improvements, all mechanical, electrical and plumbing systems, hazardous materials (which may include Phase II environmental site assessments if deemed advisable by TRMC) or other matters affecting the Rail Facility. TRMC shall provide TLO with sufficient evidence that TRMC’s agents are adequately covered by policies of insurance issued by a carrier reasonably acceptable to TLO, insuring TRMC’s agents against any and all liens or liability arising out of the inspections conducted upon the Rail Facility by TRMC or its agents, including, without limitation, any loss or damage to the Rail Facility, with coverage in the amount of not less than $500,000 per occurrence. With respect to any Phase I or Phase II environmental site assessments, TRMC agrees to (i) provide TLO with a copy of any and all test results and written reports in draft form for review and approval by TLO before final publication of the same occurs; (ii) provide TLO with a copy of the final written report; and (iii) keep confidential any and all test results and written reports. TRMC agrees to indemnify and defend TLO from all liens, claims, liabilities, losses, damages, costs and expenses, including attorneys’ and experts’ fees, arising from or relating to TRMC’s inspection of the Rail Facility in connection with the exercise of its Right of First Refusal or Option to Repurchase. This agreement to indemnify and defend TLO shall survive the closing of the purchase and sale transaction.

5.	Preliminary Commitment for Title Insurance; Status of Title.

(a)
Within five (5) days after the Effective Date, TLO shall deliver to TRMC a preliminary commitment for title insurance covering the Rail Facility, together with legible copies of all exceptions shown therein, showing TLO’s title to the Rail Facility to be good, marketable and insurable (the “Preliminary Commitment”), which Preliminary Commitment shall be issued by the Title Company.

(b)
Within ten (10) days of its receipt of the Preliminary Commitment, TRMC shall notify TLO in writing of any exceptions to title that are wholly or conditionally unacceptable to TRMC. The notice shall set forth in reasonable detail the reasons for any disapproval and, if appropriate, the conditions that must be met to make conditionally unacceptable exceptions fully acceptable to TRMC. TRMC may, however, object only to exceptions that are either monetary encumbrances or that are conditions, covenants, easements or restrictions inconsistent with TRMC’s intended use of the Rail Facility.

(c)
Within five (5) days following the date of receipt of TRMC’s notice of disapproved exceptions described in Section 5(b) above, TLO shall advise TRMC in writing of the exceptions it will clear prior to the Closing Date, which exceptions shall include all monetary exceptions to title (unless arising through or created by TRMC). Thereafter, TRMC shall have ten (10) days within which to make an election to accept TLO’s title or to terminate and cancel this Agreement (but such termination and cancellation shall only apply to the Right of First Refusal or the Option to Repurchase with respect to which the Preliminary Commitment was obtained, and otherwise this Agreement shall remain in effect with respect to any other event giving rise to TRMC’s ability to exercise its rights hereunder), which election shall be made in writing to TLO with the 10-day period. TRMC’s acceptance of title, or TRMC’s failure to provide TLO with such written election within the 10-day period, shall be deemed an irrevocable election by TRMC to accept the status of TLO’s title, and TRMC shall thereafter be irrevocably committed to close the sale of the Rail Facility.

(d)
The date on which such notice regarding the Preliminary Commitment is provided (or the date on which the 10-day period expires), as well as its determination of satisfaction or waiver of the inspection contingency under Section4, shall be referred to as the “Acceptance Date.”

6.	Creation of Escrow.

(a)
Creation of Escrow. Promptly following the Acceptance Date, an escrow (herein referred to as the “Escrow”) shall be created and established with the Title Company or other escrow company chosen by the parties (which Title Company, when acting in its escrow capacity, or other escrow company, shall be herein referred to as the “Escrow Agent”), for the closing of this transaction and for the receipt and delivery of funds, the deed and other documents and instruments to be delivered upon the terms and conditions of this Agreement.

(b)
Escrow Instructions. The parties hereto agree to execute and deliver escrow instructions and such other reasonable documents and instruments as may be required by the Escrow Agent to consummate this transaction pursuant to the terms of this Agreement and to convey the Rail Facility from TLO to TRMC; provided, however, that it is specifically understood and agreed that the escrow instructions so executed and delivered shall not in any way supersede or replace the terms and provisions of this Agreement, but shall be deemed to be supplemental to the terms hereof and a means of carrying out and consummating the transaction contained in this Agreement.

(c)	Deposits into Escrow by TLO. TLO shall deposit in Escrow with the Escrow Agent, on or before the Closing Date, the following documents:

(1)
A Special Warranty Deed (the “Deed”) covering the Rail Facility, fully-executed by TLO and acknowledged, which Deed shall be in form sufficient for recording and subject only to (A) real estate taxes and local improvement district assessments not then due and payable, and (B) those exceptions in the Preliminary Commitment not removed as provided in Section 5 above, conveying fee title to the Rail Facility (and the improvements located thereon) to TRMC.

(2)	A fully-executed and acknowledged Real Estate Excise Tax Affidavit covering the conveyance of the Rail Facility (and the improvements located thereon) to TRMC by the Deed.

(3)	A commitment from the Title Company to issue an owner’s standard coverage policy of title insurance covering the Rail Facility and insuring the purchaser in an amount equal to the Repurchase Price (determined either in accordance with Section 1(c) or Section 2 above), with no exceptions other than those accepted by TRMC under Section 5 above.

(d)
Deposits into Escrow by TRMC. TRMC will deposit in Escrow with the Escrow Agent, on or before the Closing Date, the Repurchase Price of the Rail Facility, in the form of cash, cashier’s or certified check or wire-transfer of funds.

(e)	Closing Costs.

(1)    At closing, TLO shall pay the following charges and expenses:

(A)	Real estate excise tax in the full amount which is required in order to validly record the Deed;

(B)
An amount equal to the premium, and applicable taxes, for the issuance of Title Company’s standard form owner’s title insurance policy in which TRMC shall be named as owner and pursuant to which the title to the Rail Facility shall be insured in an amount equal to the Repurchase Price and subject to only those exceptions set forth above;

(C)    One-half (1/2) escrow fees, and taxes thereon;

(D)	TLO’s portion of the items to be prorated to the Closing Date as set forth in Section 7 below; and

(E)	All fees and expenses of TLO’s counsel for the transaction.

(2)    At closing, TRMC shall pay the following charges and expenses:

(A)	The cost of the premium for any extended coverage title coverage and any endorsements that TRMC desires to obtain with respect to the policy of title insurance issued at closing;

(B)	Any sales tax due on the transfer of any personal property used in connection with the Rail Facility and sold to TRMC at closing;

(C)	The cost of all inspections, tests or reports incurred in connection with the inspection of the Rail Facility;

(D)    One-half (1/2) escrow fees, and taxes thereon;

(E)    The cost of recording the Deed;

(F)	TRMC’s portion of the items to be prorated to the Closing Date as set forth in Section 7 below; and

(G)	All fees and expenses associated with TRMC’s counsel for the transaction.

(f)	Possession. TRMC shall be entitled to have possession of the Rail Facility on the Closing Date.

7.
Apportionments as of Date of Closing. All utilities, real estate taxes and assessments shall be apportioned to the Closing Date of the calendar year for which assessed. If the Closing Date occurs before the tax rate is fixed, the apportionment of taxes shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation.

8.	Eminent Domain.

(a)
Taking. If, prior to the Closing Date, all or a substantial part of the Rail Facility is taken or threatened with taking by the power of eminent domain, then TRMC may, by written notice to TLO within ten (10) days of the date of notification to TRMC of such taking, or threat thereof, elect to terminate this Agreement. In the event that TRMC so elects, both parties shall be relieved of and released from any further liability hereunder.

(b)	Assignment of Awards. Unless this Agreement is so terminated, it shall remain in full force and effect and if closing occurs, TLO shall assign, transfer and set over to TRMC all of TLO’s right, title and interest in and to any awards that may be made for such taking and there shall be no adjustment in the Repurchase Price. The legal description of the Rail Facility shall be adjusted at closing to delete any of the real property so taken.

(c)
Definition. For the purpose hereof, the words “substantial part” shall mean an amount in excess of ten percent (10%) of the Rail Facility or a taking which impairs the use of the real property for rail transportation purposes.

9.
Notices. Any notices required or desired to be given under this Agreement shall be in writing and personally delivered, delivered by reliable overnight courier or given by mail. Any notice or payment given by mail shall be sent, postage prepaid, by certified mail, return receipt requested and addressed to the party to receive the same at the following address or at such other address or addresses as the parties may from time to time direct in writing:

TRMC:	Tesoro Marketing and Refining Company

19100 Ridgewood Parkway

San Antonio, Texas 78259

Attention: Vice President, Logistics

With a copy to:	Tesoro Marketing and Refining Company
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: General Counsel

TLO:	Tesoro Logistics Operations, LLC
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: Vice President, Logistics

Any notice shall be deemed to have been given if delivered, when delivered, and if mailed, forty-eight (48) hours after deposit at any post office in the United States of America, postage prepaid certified mail with return receipt requested and addressed to the party to receive the same as set forth above.

10.
Assignment. This Agreement may be assigned by TRMC without the prior written approval of TLO to any party succeeding to the ownership of the oil refinery currently operated by TRMC in Anacores, Washington. In the event of assignment, the assignee shall assume all obligations and obtain all benefits hereunder from and after the date of assignment.

11.	Default.

(a)	Default by TRMC. In the event that TRMC defaults hereunder, TLO shall have all rights and remedies available to it at law or in equity.

(b)
Default by TLO. In the event of a default by TLO hereunder, TRMC shall have as its sole remedy the right to sue for specific performance of this Agreement; provided, however, that if specific performance of this Agreement is not available, then TRMC may sue for the damages suffered by TRMC.

12.	Miscellaneous.

(a)
Entire Agreement. This Agreement constitutes the entire Agreement between the parties and all prior and contemporaneous negotiations, understandings and agreements, whether oral or written, are merged herein and the rights and obligations of the parties shall be as set forth herein.

(b)
Binding Nature. All rights and obligations arising out of this Agreement shall inure to the benefit of and binding upon the respective successors, heirs, assigns, administrators and executors of the parties hereto.

(c)	Washington Law. This Agreement shall be construed, interpreted and enforced pursuant to the laws of the State of Washington.

(d)
Attorney’s Fees. In the event any action or legal proceedings are commenced to enforce any of the terms and conditions hereof, or to terminate this Agreement (whether the same shall proceed to judgment or otherwise), the prevailing party shall receive from the other a reasonable sum as attorneys’ fees together with costs.

(e)    Time. Time is of the essence hereof.

(f)	Captions. The captions and Section headings hereof are inserted for convenience purposes only and shall not be deemed to limit or expand the meaning of any section.

(g)	Invalidity. If any provisions of this Agreement are determined to be invalid, void or illegal, it shall in no way affect, impair or invalidate any of the other provisions hereof.

(h)	Counterparts. This Agreement may be signed in counterparts, any one of which shall be deemed an original.

(i)	Recording of Memorandum. The parties shall record a memorandum of this Agreement, in the form of Exhibit B attached hereto. TRMC shall pay all recording fees due by reason of such recording.

(j)	Good Faith. Both parties shall act reasonably and in good faith in order to consummate this transaction and TLO shall neither sell nor dispose of any of the Rail Facility in violation of the terms of this Agreement, nor cause or suffer the creation of any matter of record, or defect in the title to the Rail Facility, in bad faith, for the purpose of avoiding its obligation to close. Notwithstanding the foregoing, nothing in this Agreement shall restrict or waive TRMC’s right to terminate this Agreement for any reason prior to its exercise of the Right of First Refusal or the Option to Repurchase.

(l)
Authorization. TLO and TRMC each warrants that it has the right and authority to enter into and to perform this Agreement in accordance with its terms. Neither the execution of this Agreement nor its performance by TLO or TRMC will conflict with or result in the breach of any restriction, covenant, agreement or other undertaking whatever.

IN WITNESS WHEREOF, the parties have executed this Agreement the date and year set forth opposite their respective names.

TLO:

TESORO LOGISTICS OPERATIONS LLC,

a Delaware limited liability company

Date:_____________________	By:_______________________________________

Its:______________________________________

TRMC:

TESORO REFINING AND MARKETING

COMPANY, a Delaware corporation

Date:_____________________
By:_______________________________________
Its:_____________________________________

STATE OF __________________	)
) ss.
COUNTY OF ________________	)

On this _____ day of ______________________, before me personally appeared _________________, to me known to be the ________________of TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and on oath stated _____ was authorized to execute the said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

_______________________________________
(Signature)

__________________________________________
(Please print name legibly)

Notary Public in and for the
State of ____________________________________
My commission expires____________________

STATE OF __________________	)
) ss.

COUNTY OF ________________	)

On this _____ day of ______________________, before me personally appeared _________________, to me known to be the ________________of TESORO REFINING AND MARKETING COMPANY, a Delaware corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated _____ was authorized to execute the said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

_______________________________________
(Signature)

__________________________________________
(Please print name legibly)

Notary Public in and for the
State of ____________________________________
My commission expires____________________

EXHIBIT A
TO
RIGHT OF FIRST REFUSAL,
OPTION AGREEMENT AND AGREEMENT OF PURCHASE AND SALE

Legal Description of the Rail Facility

[TO BE COMPLETED.]

A - 1

EXHIBIT B
TO
RIGHT OF FIRST REFUSAL,
OPTION AGREEMENT AND AGREEMENT OF PURCHASE AND SALE

Memorandum of Right of First Refusal and Option Agreement

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Graham & Dunn PC Pier 70, 2801 Alaskan Way, Suite 300 Seattle, WA 98121 Attn: Maren K. Gaylor

MEMORANDUM OF RIGHT OF FIRST REFUSAL AND OPTION AGREEMENT

GRANTOR:	TESORO LOGISTICS OPERATIONS LLC,
a Delaware limited liability company

GRANTEE:	TESORO REFINING AND MARKETING COMPANY,
a Delaware corporation

LEGAL
DESCRIPTION:

Abbreviated:

Full:	See Exhibit A attached hereto

TAX PARCEL

NUMBERS:	__________________ __________________
__________________    __________________

RECORDING NO.
OF RELATED

DOCUMENTS:	N/A

THIS MEMORANDUM OF RIGHT OF FIRST REFUSAL AND OPTION

AGREEMENT is made and entered into as of this ______ day of ______________, by and between TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company (“TLO”), and TESORO REFINING AND MARKETING COMPANY, a Delaware corporation (“TRMC”).

RECITALS:

TLO and TRMC have entered into that certain Right of First Refusal, Option Agreement and Agreement of Purchase and Sale Ground Lease (the “Right of First Refusal and Option Agreement”) with an effective date of _________________, the terms, provisions and conditions of which are incorporated herein by reference to the same extent as if recited in their entirety herein, whereby TLO has granted to TRMC both a right of first refusal and option to purchase the rail facility (“Rail Facility”) located in Skagit County, Washington, said Rail Facility being more particularly described in Exhibit A attached hereto.

Special reference is hereby made to the following terms and provisions of the Right of First Refusal and Option Agreement:

1.    Right of First Refusal. If TLO elects to sell the Rail Facility during any period of time that the Track Use Agreement and/or the MUTA (each as defined in the Right of First Refusal and Option Agreement) is in effect, and TLO receives a bona fide offer from a third party that it considers acceptable (the “Purchase Offer”), then TLO shall provide written notice to TRMC of the Purchase Offer, which notice shall include a copy of the Purchase Offer. TRMC shall have thirty (30) days following receipt of such notice from TLO in which to give written notice to TLO that TRMC is exercising its Right of First Refusal, agreeing to purchase the Rail Facility on the same terms and conditions as are contained in the Purchase Offer.

2.    Option to Repurchase. TRMC shall have a right to exercise its Option to Repurchase the Rail Facility for so long as the Track Use Agreement and/or the MUTA remains in effect, TLO fails to operate the Rail Facility in accordance with the provisions of the Track Use Agreement or the MUTA, and TLO thereafter fails to cure such default within the time period provided by the terms of the Track Use Agreement or the MUTA after written notice specifying the nature of the default is provided by TRMC to TLO.

This Memorandum is executed for the purpose of recordation in the Official Records of

Skagit County, Washington, in order to give notice of the terms and provisions of the Right of First Refusal and Option Agreement, and is not intended and shall not be construed to define, limit or modify the Right of First Refusal and Option Agreement. In the event of a conflict between the terms hereof and the terms of the Right of First Refusal and Option Agreement, the terms of the Right of First Refusal and Option Agreement shall control. This Memorandum may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Right of First Refusal and Option Agreement as of the day and year first above written.

TLO:

TESORO LOGISTICS OPERATIONS LLC,

a Delaware limited liability company

Date:_____________________	By:_______________________________________

Its:______________________________________

TRMC:

TESORO REFINING AND MARKETING

COMPANY, a Delaware corporation

Date:_____________________
By:_______________________________________

Its:_____________________________________

STATE OF __________________	)
) ss.
COUNTY OF ________________	)
On this _____ day of ______________________, before me personally appeared _________________, to me known to be the ________________of TESORO LOGISTICS OPERATIONS LLC, a Delaware limited liability company, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and on oath stated _____ was authorized to execute the said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

_______________________________________
(Signature)

__________________________________________
(Please print name legibly)

Notary Public in and for the
State of ____________________________________
My commission expires____________________

STATE OF __________________	)
) ss.

COUNTY OF ________________	)

On this _____ day of ______________________, before me personally appeared _________________, to me known to be the ________________of TESORO REFINING AND MARKETING COMPANY, a Delaware corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated _____ was authorized to execute the said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

_______________________________________
(Signature)

__________________________________________
(Please print name legibly)

Notary Public in and for the
State of ____________________________________
My commission expires____________________

EXHIBIT A
TO
MEMORANDUM OF RIGHT OF FIRST REFUSAL AND OPTION AGREEMENT

Legal Description of Rail Facility

[TO BE COMPLETED.]

C - 1